SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PACIFIC MERCANTILE BANCORP

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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PACIFIC MERCANTILE BANCORP

April 24, 2013

Dear Fellow Shareholder:

The Board of Directors and I would like to extend a cordial invitation to you to attend the Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company”). The Annual Meeting will be held on Wednesday, May 22, 2013, at 2:00 P.M., Pacific Time, at the Fairmont Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660.

The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted on at the meeting. We also will discuss the operations of the Company and Pacific Mercantile Bank, our wholly-owned subsidiary. Your participation in Company activities is important, and we hope you will attend.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares over the Internet, by telephone or by completing a proxy card and returning it by mail. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please be sure to vote over the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid reply envelope, so that your shares may be voted in accordance with your wishes. Voting by any of these methods will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

Edward J. Carpenter

Chairman

949 South Coast Drive, Third Floor, Costa Mesa, California 92626 (714) 438-2500

PACIFIC MERCANTILE BANCORP

949 South Coast Drive, Third Floor

Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2013

NOTICE TO THE SHAREHOLDERS OF PACIFIC MERCANTILE BANCORP:

The 2013 Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company”) will be held at the Fairmont Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660 on Wednesday, May 22, 2013, at 2:00 P.M., Pacific Time, for the following purposes:

1.	Election of Directors. To elect the following thirteen nominees to serve as the Company’s directors until the 2014 Annual Meeting of Shareholders and until their successors are elected and have qualified:

George L. Argyros	Steven K. Buster	Edward J. Carpenter
John W. Clark	Raymond E. Dellerba	Warren T. Finley
John D. Flemming	Michael P. Hoopis	Andrew M. Phillips
Daniel A. Strauss	John Thomas, M.D.	Gary M. Williams
Stephen P. Yost

2.	Approval of Amendments to our 2010 Equity Incentive Plan. To approve amendments (i) to increase, by 800,000 shares, the number of shares issuable pursuant to grants of stock options and other equity incentives under our 2010 Equity Incentive Plan (the “2010 Plan”), and (ii) to increase, for purposes of Section 162(m) under the Internal Revenue Code, the number of shares for which performance-based equity incentives may be issued annually to any single participant under the 2010 Plan.

3.	Ratification of the Appointment of Independent Registered Public Accountants. To ratify the appointment of Squar Milner Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.	Advisory Vote on the Compensation of Our Named Executive Officers. To approve, by a non-binding advisory vote, the compensation of our named executive officers.

5	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers. To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers.

Other Business: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the 13 director nominees named above; “FOR” approval of the amendments to our 2010 Equity Incentive Plan; “FOR” ratification of the appointment of Squar Milner Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers; and “FOR” holding future non-binding advisory votes on the compensation of our named executive officers every “1 Year.”

Only shareholders of record at the close of business on April 12, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders

to be held on May 22, 2013.

This Proxy Statement and the other proxy materials also are available online at

http://www.edocumentview.com/PMBC

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Even if you plan to attend the Annual Meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods:

•	By telephone, by calling the toll-free telephone number printed on your proxy card;

•	On the Internet, by accessing the website address printed on your proxy card; or

•	By completing, signing and returning the enclosed proxy card in the enclosed postage-prepaid return envelope.

Voting by any of these methods will not prevent you from attending the Annual Meeting and voting in person.

By order of the Board of Directors

April 24, 2013	Edward J. Carpenter
Chairman of the Board

PACIFIC MERCANTILE BANCORP

949 South Coast Drive, Third Floor

Costa Mesa, California 92626

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 2:00 P.M., Pacific Time, Wednesday, May 22, 2013

INTRODUCTION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Pacific Mercantile Bancorp, a California corporation (the “Company”), for use at the 2013 Annual Meeting of Shareholders, which will be held on Wednesday, May 22, 2013, at 2:00 P.M., Pacific Time, at the Fairmont Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 25, 2013.

As a matter of convenience, in this Proxy Statement we will refer to Pacific Mercantile Bancorp as the “Company” or “we,” “us” or “our” and our 2013 Annual Meeting of Shareholders as the “Annual Meeting” or the “Meeting”.

The proxy materials for the Annual Meeting, including this Proxy Statement and the Proxy Card, will also be available to our shareholders on the internet at http://www.edocumentview.com/PMBC, beginning on or about April 22, 2013.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

Who May Vote?

If you were a holder of shares of common stock, or of any shares of our Series B Convertible 8.4% Noncumulative Preferred Stock (“Series B Preferred Stock” or “Series B Shares”) on the records of the Company at the close of business on April 12, 2013 (the “Record Date”), you may vote at the 2013 Annual Meeting. On that day, a total of 21,011,003 shares of stock were entitled to be voted, comprised of (i) 18,905,741 shares of our common stock that were outstanding on that date, and (ii) 2,105,262 shares of common stock into which our outstanding Series B Preferred Shares are convertible, voting together as a single class.

How Many Votes Do I Have?

Each share of common stock (including those which may be acquired on conversion of the Series B Shares) is entitled to one vote; except that if any shareholder in attendance at the Annual Meeting announces, prior to the voting, an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be thirteen), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting, and to cast all of those votes for a single nominee or to distribute them among any number or all of the nominees in such proportions as the shareholder may choose.

How Do I Vote?

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Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is May 22, 2013, at 1:00 A.M., Pacific Time. If you vote by telephone, you do not need to return your proxy card.

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Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is May 22, 2013, at 1:00 A.M., Pacific Time. If you vote on the Internet, you do not need to return your proxy card.

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Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received by May 21, 2013. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

•

Voting in Person. Even if you have voted by one of the methods described above, you may still attend and vote your shares in person at the Annual Meeting, if you are the record owner of those shares. If you do attend and vote your shares in person at the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted. Directions to the Annual Meeting may be found at http://pmbank.com/InvestorRelations/Events.

Voting by telephone or over the Internet are the most convenient and best methods for assuring that your shares will be voted in accordance with your wishes at the Annual Meeting.

How Will The Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted: “FOR” the election of each of the thirteen director nominees named in the Notice of Annual Meeting (Proposal No. 1); “FOR” approval of the amendments to our 2010 Equity Incentive Plan (Proposal No. 2); “FOR” ratification of the appointment of Squar Milner Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 3); “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal No. 4); and for holding future advisory votes on the compensation of our named executive officers every “1 Year” (Proposal No. 5).

If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account or by a nominee, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

Voting Shares Held by Brokers, Banks and Other Nominees

If your shares are held in a brokerage account or by a nominee holder, you are deemed to be the “beneficial owner” of those shares, holding them in “street name.” In that event, the broker or other nominee holder is deemed to be the record owner of your shares. Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer does not have the authority to vote those shares on any “non-routine” proposal, such as the four Proposals to be voted at the Annual Meeting, except in accordance with voting instructions received from the customer.

Therefore, if you hold your shares in street name and want your shares to be voted, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker or bank or other nominee holder. If, however, you want to attend and vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, and you do not obtain a legal proxy or broker’s proxy from, your broker or other nominee, your shares will not be voted.

Vote Required

Quorum Requirement. Our Bylaws require that a quorum — that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting — be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Proposal No. 1 — Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the thirteen nominees for election to the Board who receive the highest number of votes cast will be elected. As a result, any shares voted to “Withhold Authority” and broker non-votes will not have any effect on the outcome of the election. However, shares voted to “Withhold Authority” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

Proposal No. 2 — Approval of Amendments to our 2010 Equity Incentive Plan. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the amendments to our 2010 Equity Incentive Plan, which include the 800,000 share increase in the number of shares of our common stock for which equity incentive awards may be granted under the our 2010 Equity Incentive Plan. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

Proposal No. 3 — Ratification of the appointment of Squar Milner Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and voted on Proposal 3 is required to ratify the appointment of Squar Milner Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Shares voted by record stockholders or by brokers or other nominee holders on this proposal will be counted. Abstentions will have the same effect as votes cast against the Proposal.

Proposal No. 4 — Advisory Vote on the Compensation of our Named Executive Officers. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve, on a non-binding advisory basis, our 2012 the compensation of our named executive officers, which is described in this Proxy Statement. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

Proposal No. 5 — Advisory Vote on the Frequency of Future Advisory Votes on the compensation of our Named Executive Officers. The frequency (every year, every two years or every three years) of future advisory votes on the compensation of our named executive officers that receives the highest number of votes cast will be considered the frequency that is recommended by our shareholders. Abstentions and broker non-votes will have no effect on this proposal.

How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote

If you are the record owner of your shares, you may revoke any vote you may have made on the Internet or by telephone or any proxy you may have returned by mail, at any time before your vote has been cast or your proxy has been voted, by taking one of the following actions:

•	attending the Annual Meeting and voting in person;

•	completing, signing and submitting a signed proxy card bearing a later date than the date of your earlier vote or proxy; or

•

sending a written revocation of your proxy to the Company’s Corporate Secretary at 949 South Coast Drive, Third Floor, Costa Mesa, California 92626. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, after revoking your proxy in this manner, you want to vote your shares, you may do so only by one of the methods set forth above, and not over the Internet or by phone.

However, if your shares are held by a broker or other nominee holder, you will need to contact your broker or the nominee holder if you wish to revoke your proxy or voting instructions that you previously gave to your broker or other nominee holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTi

Set forth below is certain information, as of April 12, 2013, regarding the shares of our common stock that were owned, beneficially, or which could be acquired on conversion of the Series B Preferred Shares, by (i) each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares; (ii) each of our current directors and each nominee standing for election to our Board of Directors at this the Annual Meeting; (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Pacific Mercantile Bancorp, 949 South Coast Drive, Third Floor, Costa Mesa, California 92626.

Name	Number of Common Shares Owned Beneficially(1)		Common Shares into which Series B Preferred Shares are Convertible(2)		Total Number of Voting Shares Owned Beneficially(1)(2)	Percent of Outstanding Voting Shares(3)
Carpenter Community Bancfund LP	6,423,500	(5)	695,488	(5)	7,118,988	33.9%
Carpenter Community Bancfund-A LP
Carpenter Fund Manager GP, LLC
Edward J. Carpenter, John D. Flemming(4)
Howard N. Gould Arthur A. Hidalgo, James B. Jones
5 Park Plaza, Suite 950, Irvine, CA 92614-8527
SBAV LP	119,480	(6)	1,409,774	(6)	1,529,254	7.3%
SBAV GP LLC
Clinton Magnolia Master Fund, Ltd.
Clinton Group, Inc.
9 West 57th Street, 26th Floor, New York, NY 10019
First Manhattan Co.	1,454,977	(7)	—		1,454,977	6.9%
437 Madison Avenue, New York, NY 10022
George L. Argyros	934,163	(8)	—		934,163	4.4%
Raymond E. Dellerba	821,696	(9)	—		821,696	3.9%
John Thomas, M.D.	173,656	(8)	—		173,656	0.8%
Gary M. Williams	123,501	(10)	—		123,501	0.6%
Warren T. Finley	86,004	(8)	—		86,004	*
Andrew M. Phillips	83,730	(8)	—		83,730	*
John W. Clark	10,000		—		10,000	*
Daniel A. Strauss	667	(11)	—		667	*
Michael P. Hoopis	—		—		—	N/A
Stephen P. Yost	—		—		—	N/A
Robert W. Bartlett	40,000	(8)	—		40,000	*
Thomas M. Vertin	8,400		—		8,400	*
All directors and executive officers as a group (16 persons)	2,382,031	(12)	—		2,382,031	11.3%

*	Represents less than 1% of the shares outstanding as of April 12, 2013.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares. In addition, a person is deemed to own beneficially shares of common stock which that person was able to acquire on April 12, 2013 or will become entitled to acquire at any time within 60 days thereafter, on conversion of convertible securities (such as our Series B Convertible Preferred Shares) or on exercise of options outstanding under our equity incentive plans, and those shares of common stock will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person (but not for purposes of computing the percentage of the outstanding shares that are beneficially owned by any other person).

(2)	Each share of Series B Preferred Stock that was outstanding on April 12, 2013 was convertible into approximately 18.8 shares of common stock, at a conversion price of $5.32 per share, and each holder of any shares of Series B Preferred Stock is deemed to own beneficially the shares of common stock into which such Series B Preferred Shares are convertible.

(3)	Percentage ownership is based on 21,011,003 shares of common stock deemed to be outstanding as of April 12, 2013, which is comprised of (i) 18,905,741 shares of our common stock that were outstanding, and (ii) 2,105,262 shares of common stock into which the Series B Preferred Shares were convertible, in each case as of April 12, 2013. In calculating the number of shares of common stock beneficially owned by a person and such person’s percentage ownership of that person, we treated as outstanding any shares of common stock into which any stock options held by that person (x) had become exercisable on or before April 12, 2013 or (y) were scheduled to become exercisable within the 60 days ending June 11, 2013 (such shares “Option Shares”). We did not, however, include those Option Shares in calculating the percentage ownership of any other person.

(4)	Messrs. Carpenter and Flemming are members of, and have been nominated for election, at the Annual Meeting, to, our Board of Directors. Mr. Carpenter is Chairman of the Board of both the Company and the Bank.

(5)	According to a report filed with the SEC, Carpenter Community Bancfund LP and Carpenter Community Bancfund-A LP (the “Carpenter Funds”) and their general partner, Carpenter Fund Manager GP, LLC (“CFMGP”), share beneficial ownership of those shares. Messrs. Carpenter, Flemming and Howard N. Gould, Arthur A. Hidalgo and James B. Jones may be deemed to share beneficial ownership of these shares with the Carpenter Funds and CFMGP, because they are CFMGP’s managing members. However, each of those managing members disclaims beneficial ownership of all of the shares beneficially owned by the Carpenter Funds and CFMGP.

(6)	According to a report filed with the SEC, (i) SBAV LP and its general partner, SBAV GP LLC (“SBAV GP”), share beneficial ownership of 1,409,774 shares of common stock, which are the number of shares into which 75,000 Series B Preferred Shares beneficially owned by them are convertible; (ii) Clinton Magnolia Master Fund, Ltd. (“Clinton Magnolia”) owns beneficially 119,480 shares of our outstanding common stock; and (iii) Clinton Group Inc. (“Clinton Group”), as the investment manager of SBAV LP and Clinton Magnolia, and Mr. Hall, as President of Clinton Group and sole managing member of SBAV GP, may be deemed to share beneficial ownership with respect to all of the foregoing shares. However, according to that same report, SBAV GP, Clinton Magnolia, Clinton Group and Mr. Hall disclaim beneficial ownership of the number of these shares that are in excess of their actual respective pecuniary interests therein.

(7)	According to a report filed SEC, First Manhattan holds sole voting and dispositive power with respect to 186,150 of these shares, shares voting power with respect to 1,057,831 of these shares and shares dispositive power with respect to 1,268,827 of these shares.

(8)	Includes the following numbers of shares which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 12, 2013: Mr. Argyros – 1,292 shares; Dr. Thomas – 15,000 shares; Mr. Finley – 35,835 shares; Mr. Phillips – 1,292 shares; and Mr. Bartlett – 40,000 shares.

(9)	Includes 528,340 shares of common stock issuable upon exercise of stock options on or before June 11, 2013, but does not include, and Mr. Dellerba disclaims beneficial ownership of, 5,000 shares owned by other family members.

(10)	Includes 15,501 shares of common stock which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 12, 2013, and 39,200 shares of common stock held by Garcher Enterprises Inc., of which Mr. Williams is a co-owner and the CEO.

(11)	These 687 shares of common stock are issuable on exercise of stock options that are currently exercisable or will become exercisable by June 11, 2013. Mr. Strauss is a Senior Vice President of Clinton Group. Mr. Strauss disclaims beneficial ownership of the shares shown in note (6) above as being beneficially owned by Clinton Group.

(12)	Includes 722,083 shares of common stock which may be purchased on exercise of stock options that were exercisable on or will become exercisable within 60 days of April 12, 2013; but excludes the shares of common stock as to which directors or officers have disclaimed beneficial ownership, as described in the above footnotes.

ELECTION OF DIRECTORS

(Proposal No. 1)

Size of Board

Our bylaws currently provide that the authorized number of directors shall not be less than seven or more than thirteen with the exact number of directors, within that range, to be fixed from time to time by resolution of the Board of Directors. The authorized number of directors is currently fixed at thirteen and the Board is currently composed of thirteen directors. The thirteen nominees named below were nominated for election to the Board by the independent members of the Board of Directors.

Nominees

Our Board of Directors has nominated the thirteen individuals named below for election to the Board for a term of one year ending at the 2014 Annual Meeting of Shareholders and until their successors are elected and qualify to serve. Each of those nominees has consented to serve as a director, if elected at the upcoming Annual Meeting. All thirteen nominees are currently serving as directors and ten of the thirteen nominees stood for election and were elected to the Board of Directors at the 2012 Annual Meeting held in May 2012. Mr. Clark was elected to the Board in September 2012, Mr. Yost was elected to the Board in March 2013 and Mr. Buster was elected to the Board in April 2013, in each case by unanimous vote of the then incumbent directors. There are no family relationships among any of our executive officers or directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW

Name of Nominee	Age	Director Since
Steven K. Buster(1)	62	2013
Edward J. Carpenter	68	2012
George L. Argyros	76	2010
John W. Clark	68	2012
Raymond E. Dellerba	65	1999	(2)
Warren T. Finley	81	1999	(2)
John D. Flemming	54	2012
Michael P. Hoopis	61	2012
Andrew M. Phillips	55	2010
Daniel A. Strauss	27	2011
John Thomas, M.D.	62	1999	(2)
Gary M. Williams	60	2007
Stephen P. Yost	66	2013

(1)	Steven K. Buster is the incoming President and Chief Executive Officer of the Company.

(2)	The Bank was organized and commenced its operations, and each of these individuals became directors of the Bank, in 1999. The Company was organized in 2000 to become the holding company for the Bank, at which time each of these individuals also became directors of the Company.

Vote Required

Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of all thirteen of these nominees. If, prior to the Meeting, any of the nominees becomes unavailable to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominee selected by the Board of Directors. The Company has no reason to believe that any of the nominees will become unable to serve.

Under California law, the thirteen nominees receiving the highest number of votes cast in the election of Directors will be elected to serve as Directors of the Company for the ensuing year. As a result, although shares that are voted “withheld” will be counted, they will have no effect on the outcome of the election. If any record shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes in the election of Directors, the proxy holders will have the discretion to allocate and cast the votes represented by each of the proxies they hold among the above-named nominees for whom authority to vote has not been withheld, in such proportions as the proxy holders deem appropriate in order to elect as many of the nominees named above as is possible.

Set forth below is information relating to the principal occupations, recent business experience and qualifications of each of the nominees selected by the Board of Directors for election to the Company’s Board of Directors at the Annual Meeting.

Steven K. Buster is the incoming President and Chief Executive Officer of the Company and the Bank. Mr. Buster served as the President, Chief Executive Officer and a director of Mechanics Bank, from 2004 through December 31, 2012. Mr. Buster has more than 35 years of experience as a banking executive, in California, the Western United States and internationally. He served as Managing Director of US Trust Company, NA responsible for all of its banking activities in the Western United States from 2000 to 2004. During 1999 and 2000 Mr. Buster served as Chief Operating Officer for the District Attorney, County of Los Angeles, with responsibility for transformation of the Bureau of Child Support. During the period from 1989 through 1998 Mr. Buster served first with First Interstate Bank, and following the acquisition, with Standard Chartered Bank, in a variety of California and international roles including London and Singapore with significant responsibility and authority. Mr. Buster was born and raised in Tustin, California and has extensive business and personal contacts throughout the Bank’s service area. As a result, Mr. Buster brings extensive leadership and banking experience to our Board.

Edward J. Carpenter has served as the Chairman of the Board and a member of our Board of Directors since 2012. Mr. Carpenter is Chairman and Chief Executive Officer of Carpenter & Company, a Managing Member of the General Partner of the Carpenter Funds and Chair of their Investment and Governance Committee. Since founding Carpenter & Company in 1974, he led the firm as it developed its financial institutions practice, its asset management, and its investment banking services. Mr. Carpenter has served as a member of legislative review committees for California and federal bank regulatory bodies including the Office of the Comptroller of the Currency in Washington, D.C. and on advisory boards for the California Department of Corporations and the California State Banking Department. Mr. Carpenter has served on the board of directors for numerous banks located throughout the nation. Mr. Carpenter also is a trustee of Loyola Marymount University and Loyola Law School and a member of the board of directors of the International Medical Corps. Mr. Carpenter is the past Chair of the California Institute, Vice-Chair of the California Statewide University Foundation and a board member of the Orange County Performing Arts Center. Mr. Carpenter received his BBA from Loyola Marymount University and his MBA from California State University, Long Beach. Mr. Carpenter was elected to our board of directors pursuant to an investor rights agreement with the Carpenter Funds, which granted to them the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the investor rights agreement. The investor rights agreement was entered into in connection with purchases by the Carpenter Funds of $3.7 million of our Series B Preferred Shares and $26.3 million of our shares of common stock.

George L. Argyros has been a member of the Board of Directors since April 2010. Mr. Argyros is, and for more than the last five years has been, the Chairman and Chief Executive Officer of Arnel & Affiliates, a diversified investment company. He was the U.S. Ambassador to Spain and Andorra from 2001 to 2004. He currently serves as a director of First American Corporation, one of the largest title insurance companies in the United States, and DST Systems, Inc., a provider of sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. As a result of his extensive experience as a real estate developer and investor in numerous public and private companies, Mr. Argyros provides us with insight into ways in which we can improve the services we provide to many of our loan and deposit customers and with respect to risks associated with real estate lending.

John W. Clark has served as a member of our board of directors since 2012. Mr. Clark is, and since 1995 has been, a partner in Westar Capital, LLC, which is a private investment firm engaged primarily in the business of providing capital to acquire established growth companies in partnership with the managements of those companies. Mr. Clark also serves on the boards of several Westar portfolio companies. The founder of Westar is George L. Argyros, who also is a member of the Company’s Board of Directors. From 1990 until he joined Westar Capital in 1995, Mr. Clark was a private investor. Prior to 1990, Mr. Clark held management positions at both large and small manufacturing companies as well as professional service firms, including as the President and CEO of a metal and electronic components producer for military and commercial products. Earlier in his career, Mr. Clark was founder and managing partner of a CPA practice, which was later merged into Ernst & Young’s predecessor firm, where he served as the Managing Partner of its Orange County, California office. Mr. Clark received his Bachelor of Science degree in Business from the University of Southern California and is a Certified Public Accountant.

Raymond E. Dellerba who is a founder and is, and for the past 14 years has been, a director of the Company, was the President and Chief Executive Officer of the Company and the Bank since the respective dates of their inception, in 1999 and 2000, until he decided, in April 2013, to retire from those positions in order to focus his energies on business development for the Company and the Bank. From 1993 to 1997, Mr. Dellerba served as the President, Chief Operating Officer and a director of Eldorado Bank, and Executive Vice President and a director of its parent holding company, Eldorado Bancorp. Mr. Dellerba has more than 35 years of experience as a banking executive, primarily in Southern California and is familiar not only with the Orange County, but also the Los Angeles County, banking and financial services markets, which represent the Bank’s two largest markets. As a result, Mr. Dellerba brings extensive leadership and community banking experience to our Board. In addition, as the Vice Chairman of the Company and the Bank, he provides valuable insight and guidance on the issues of corporate strategy and risk management.

Warren T. Finley has served as a Director of the Company and the Bank since the respective dates of their inception in 1999 and 2000. Mr. Finley has been engaged in the private practice of law in Orange County for over 50 years. Mr. Finley also served as a director and a member of the audit committee of Eldorado Bank and its parent holding company, Eldorado Bancorp, from 1972 to 1997. As a result, Mr. Finley has extensive community banking experience in Orange County, which is one of our significant markets. Prior to becoming a lawyer, Mr. Finley was a certified public accountant and was employed as an accountant at Price Waterhouse & Co. As a result of his accounting experience, Mr. Finley is familiar with financial reporting requirements and financial issues, making him an effective member of Audit Committee, of which he is the Chairman.

John D. Flemming has served as a member of our board of directors since 2012. Mr. Flemming is President and Chief Operating Officer of Carpenter & Company and a managing member of the general partner of the Carpenter Funds. Mr. Flemming has been associated with Carpenter & Company for over 20 years, and today oversees all activities of the firm. He was appointed President of Carpenter & Company in 1991, and during his tenure has built, managed and supervised the government asset management practice, the broker/dealer subsidiary, the investment banking function, and private equity activities of the firm. Mr. Flemming has served since 2009 as a director of Manhattan Bancorp and its bank subsidiary, Bank of Manhattan, N.A. and chairs its Compensation Committee. Mr. Flemming is a magna cum laude graduate of Harvard College and holds General Securities Principal and Representative licenses. Mr. Flemming was elected to our board of directors pursuant to an investor rights agreement which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the investor rights agreement. The investor rights agreement was entered into in connection with purchases by the Carpenter Funds of $3.7 million of our Series B Preferred Shares and $26.3 million of our shares of common stock.

Michael P. Hoopis has served as a member of our board of directors since 2012. Mr. Hoopis is, and since 2006 has been, President, Chief Executive Officer and a member of the Board of Directors of Targus Group International, Inc., a worldwide leader in the manufacture and marketing of cases and accessories for laptop computers, tablets and e-readers. Prior to joining Targus, Mr. Hoopis served as the President and Chief Executive Officer of Water Pik Technologies, Inc. for seven years and was responsible for overseeing the spin-off and transition of Water Pik from a segment of Allegheny Teledyne to a public company in 1999. Prior to joining Water Pik, Mr. Hoopis held several executive management positions at Black & Decker (NYSE:BDK) from 1989-1998, including President of Worldwide Household Products, Price Pfister, Inc. and Kwikset Corporation. Prior to joining Black & Decker, Mr. Hoopis held several management positions with Beatrice Foods Inc. As a result, Mr. Hoopis has extensive leadership and managerial experience which enables him to provide valuable insights into how to manage risk in a business environment. Mr. Hoopis earned his B.S. degree from the University of Rhode Island. Mr. Hoopis was elected to our board of directors pursuant to an investor rights agreement which granted to the Carpenter Funds the right to designate three individuals for election to our Board of Directors, subject to the terms and conditions of the investor rights agreement. The investor rights agreement was entered into in connection with purchases by the Carpenter Funds of $3.7 million of our Series B Preferred Shares and $26.3 million of our shares of common stock.

Andrew M. Phillips has been a director of the Company and the Bank since April 2010. Mr. Phillips is the founder and President of CardFlex, Inc. Mr. Phillips also has owned and operated several payment-processing companies, including CheckRite, a check recovery franchise, Integrated Transaction Services, a full-service processing independent sales organization that specialized in electronic benefits transfers, and Payment Resources International, one of the pioneers in the rapidly expanding field of Internet payment systems. His technological expertise has enabled him to develop some of the financial services industry’s leading processing technologies, including Transaction Central™, a Web-based credit card and an ACH (Automated Clearing House) terminal that features all the functionality of an electronic countertop terminal. As a result, Mr. Phillips brings a wealth of knowledge regarding payment processing services, which are valuable to us in understanding and meeting the needs of our business customers for such services. Mr. Phillips serves as a member of the Board of Directors of the Orange County chapter of the Alzheimer’s Association.

Daniel A. Strauss has been a director of the Company since November 15, 2011. Mr. Strauss is, and since 2010 has been, a Senior Vice President of Clinton Group, Inc. (“Clinton”), where he serves as a Senior Strategist on its private and public equity investment team. In that position, Mr. Strauss is responsible for evaluating and effectuating equity financing transactions across a range of industries, including the banking and financial services industries. From 2008 to 2010, Mr. Strauss was employed as an Associate in the private equity investment group at Angelo, Gordon & Co. Prior to joining that firm, Mr. Strauss was an investment banking analyst in the mergers and acquisitions group of Houlihan Lokey. Mr. Strauss holds a Bachelors of Science degree in Finance and International Business from the Stern School of Business at New York University. Mr. Strauss brings to the Board extensive knowledge with respect to the structuring of equity financings and the evaluation of bank acquisition opportunities. Mr. Strauss was elected to the Board, pursuant to an investor rights agreement which granted SBAV the right to designate one individual for election to our Board of Directors subject to the terms and conditions of that agreement/. The investor rights agreement was entered into in connection with its purchase of $7.5 million of the Company’s Series B Preferred Shares in August 2011.

John Thomas, M.D. has served as a Director of the Company and the Bank since the respective dates of their inception. Dr. Thomas is a licensed physician who is, and for more than the past 17 years has been, engaged in the private practice of medicine, specializing in Radiation Oncology. He also serves as, and for over 10 years has been, the Medical Director of the Red Bluff Cancer Center, which he founded and has grown into a leading provider of specialty medical services. He is a Diplomate and Fellow of the American Board of Radiology and a Fellow of the American College of Radiation Oncology, and serves as a member of its Standards Committee. He brings his managerial experience, gained from founding, managing and growing his Cancer Center, which has enabled him to provide valuable insights about how we can better serve our smaller business customers, which include medical practices and medical service providers.

Gary M. Williams has been a member of the Company’s Board of Directors since July 2007. He also has been a member of the Bank’s Board of Directors since February 2007. Mr. Williams is, and since 1992 has been, one of the co-owners and the CEO of Garcher Enterprises Inc., which owns the area franchise rights for all Mail Boxes Etc. locations and UPS stores in Los Angeles, Orange and San Diego Counties in California, overseeing a total 257 stores in that three-county area. From 1987 until 1992, Mr. Williams was the President of Mail Boxes Coast to Coast, a publicly traded company that owned the Mail Boxes Etc. area franchise rights for New York City and Queens, and for Nassau and Suffolk Counties, in New York. As a result, Mr. Williams has extensive leadership and managerial experience which enables him to provide valuable insights into how to manage risk in a business environment. As a franchisor, moreover, he has developed extensive knowledge about the operations and financial needs of smaller businesses.

Stephen P. Yost has served as a member of our board of directors since 2013. He established Kestrel Advisors, a credit risk consulting firm that focuses on the banking, financial, and legal communities following his retirement from Comerica Bank in 2006. During his 35 years in banking, the vast majority of Mr. Yost’s career was in credit administration. He was a Regional Chief Credit Officer for Comerica Bank and the Executive in charge of its Special Assets Group for the Western Region. Mr. Yost was the Chief Credit Officer of Imperial Bank prior to its merger with Comerica. He was also a Senior Credit Officer with First Interstate Bank and Mellon Bank, N.A. Mr. Yost is currently a director for Manhattan Bancorp (El Segundo) and subsidiaries, and Mission Community Bancorp (San Luis Obispo) and subsidiaries. He also is chairman of Mission Asset Management, which is a subsidiary of Mission Community Bancorp. Mr. Yost chairs the directors’ loan committees of both banks and is a member of several other standing committees. Mr. Yost holds an MBA from the University of Santa Clara. Due to his extensive knowledge of bank lending and credit issues, Mr. Yost is a valuable addition to the Board and to the Board’s loan committee, which are responsible for establishing lending policies, providing oversight of the Bank’s lending and credit functions and approving the larger loans made by the Bank.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with our Bylaws and California law, the Board of Directors oversees the management of the business and affairs of the Company. With the exception of Mr. Argyros, the members of the Board also are members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

During 2012, our Board of Directors held a total of six meetings and, with the exception of Mr. Argyros, each director attended at least 75% of the total number of those meetings and the meetings of the Board committees on which he served during his term of office as a director in 2012.

As reflected in our corporate governance guidelines discussed in greater detail below, our Board members are encouraged to prepare for and attend all Board and shareholder meetings and the meetings of the Board committees on which they are members. All of the members of the Board who were directors or nominees standing for election to the Board at the time of the 2012 Annual Meeting of Shareholders, attended that meeting.

Director Independence and Composition and Structure of the Board

The Board has determined that all of its members are independent under the definition of independence set forth in NASDAQ’s listed company rules, except Messrs. Buster and Dellerba because they are executive officers of the Company. In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company or the Bank, on the one hand, and each of the non-management directors, on the other hand. The Board determined that any such relationships that now exist, or may have existed in the past, between the Company or the Bank and any of the non-management directors who were determined to be independent have had no material effect on their independence. In addition, all of the members of the standing committees of the Board are independent directors and all of the members of the Audit Committee also meet the enhanced independence requirements set forth in Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

Board Leadership Structure

Our Board of Directors has chosen to separate the positions of principal executive officer and chairman of our Board of Directors. Our Board of Directors believes that it is advisable to separate the two positions because combining both positions in the same individual might concentrate too much power in the hands of a single executive. Having an independent Chairman of our Board of Directors also facilitates communications and relations between our Board of Directors and the Company’s officers.

Term of Office of Directors

All of our directors are elected for a term of one year and until their respective successors are elected and qualify to serve on the Board. If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position. The Board may also create a new director position and elect a director to hold the newly created position for a term ending at the next annual meeting of shareholders.

Communications with the Board

Shareholders interested in communicating with the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, Pacific Mercantile Bancorp, 949 South Coast Drive,

Suite 300, Costa Mesa, California 92626. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by that Committee.

Corporate Governance Guidelines

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duties. Our Board has adopted corporate governance guidelines (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002.

Some of the principal subjects covered by our Governance Guidelines include:

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Director Qualifications, which include a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities.

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Responsibilities of Directors, including acting in the best interests of all shareholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry and the markets in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

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Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of the Company’s operations or the quality of certain of the Company’s assets, such as the loan portfolio.

•	Maintaining Adequate Funding to retain independent advisors for the Board, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

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Director Orientation and Continuing Education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts of interest policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual Performance Evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of each Board committee.

•	Regularly Scheduled Executive Sessions, without management, are to be held by the Board and by the Audit Committee, which meets separately with the Company’s outside auditors.

Code of Business Conduct

We have adopted a Code of Business Conduct for our officers and employees that also includes specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer, the Bank’s Chief Operating Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct can be found at the Investor Relations section of our website at www.pmbank.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.

Compensation Committee Interlocks and Insider Participation

During 2012, none of the members of the Compensation Committee were officers or employees of the Company and no executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Other Governance Matters

In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules became applicable. We also have adopted charters for our Audit, Compensation and Nominating Committees. You can access those charters and other corporate governance materials, news releases and SEC filings, by visiting the Investor Relations section of our website at www.pmbank.com.

Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Risk and Finance Committee and a Nominating and Governance Committee. Information regarding the members and the responsibilities of each of those Committees and the respective number of meetings held in 2012 by those Committees is set forth below.

Audit Committee. Currently the members of the Audit Committee are Warren T. Finley, its Chairman, and Andrew M. Phillips and John Thomas, M.D. All of these individuals are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that Mr. Finley meets the definition of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”) and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that sets forth the Committee’s responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and the appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter, a copy of which can be viewed at the Investor Relations section of our website at www.pmbank.com. The Audit Committee held a total of 19 meetings during 2012. To encourage frank discussion and effective communication of information at those meetings, that Committee meets with our outside accountants without management present, and with members of management without the outside accountants present.

Compensation Committee. This Committee is comprised of the following three directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Dr. John Thomas, its Chairman, and Warren T. Finley and Gary M. Williams. The Compensation Committee reviews and approves the salaries and the incentive compensation and other benefit plans for our executive officers. The Committee also makes all decisions regarding the granting of options or other equity incentives under our equity incentive plans. Our Board of Directors has adopted a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter can be viewed at the Investor Relations section of our website at www.pmbank.com. The Compensation Committee held five meetings in 2012.

In determining whether the Company offers salaries, bonus and incentive and other compensation programs that are competitive with those offered by other banking institutions and financial service organizations in the Bank’s market area, the Compensation Committee reviews surveys of executive compensation paid by such banking organizations, an annual Executive Compensation Review published by the SNL Securities L.C. (“SNL”), which is an independent data base company that compiles financial performance and other financial data relating to banking institutions that file reports and proxy statements under the Securities Exchange Act of 1934, and the California Bankers Association’s Compensation and Benefits Benchmark Survey, which presents data relating to the compensation paid to senior executives at California-based banking institutions, differentiated on the basis of their total assets. The Company’s President and CEO also advises the Compensation Committee on the performance of the other executive officers and their respective contributions to the achievement of Company’s financial objectives and makes recommendations to the Compensation Committee with respect to the compensation to be paid to them.

Risk and Finance Committee. During 2012, the members of the Risk and Finance Committee (formerly, the Compliance Committee) were Howard Gould, its Chairman (who was a non-voting member of the Committee) and John W. Clark, Warren T. Finley and Daniel Strauss. Mr. Gould has been serving, on an interim basis, as Chairman of the Office of President of the Bank, pending the appointment of a new President and CEO for the Bank. The Risk and Finance Committee’s primary responsibilities include oversight of the Company’s (i) enterprise risk management policies and processes, including the identification of enterprise risks and the measures being implemented to mitigate those risks, (ii) compliance management processes, including the process for compliance with applicable bank regulatory requirements, and (iii) technology related processes, security and controls. This Committee also exercises oversight of the Bank’s investment portfolio, liquidity, and capital policies and related processes and controls and its Community Reinvestment Act (“CRA”) policies and processes. This Committee held 17 meetings in 2012.

Nominating and Governance Committee. The Nominating and Governance Committee is comprised of four members: Gary M. Williams, its Chairman, and Edward J. Carpenter, John W. Clark, and Michael M. Hoopis. The Nominating and Governance Committee identifies and screens new candidates for Board membership and oversees the Company’s governance policies and processes. Each of the Committee members is an “independent director” within the meaning of the NASDAQ listed company rules. Our Board of Directors has approved a charter setting forth the responsibilities of the Nominating and Governance Committee. A copy of that charter can be found at the Investor Relations section of our website at www.pmbank.com. The Committee held a total of four meetings during 2012.

The Director Nominating Process. In identifying new Board candidates, the Nominating and Governance Committee seeks recommendations from existing board members and executive officers. In addition, the Nominating and Governance Committee will consider any candidates that may have been recommended by Company shareholders who have chosen to make those recommendations in accordance with the procedures described below. The Nominating and Governance Committee also may engage an executive search firm and other advisors as it deems appropriate to assist it identifying qualified candidates for the Board.

In assessing and selecting Board candidates, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries about and interviews with the candidates that the Committee members believe are best qualified to serve as directors, based on a number of factors, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including representing the interests of all shareholders and not a particular segment or group of shareholders, as well as serving on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; whether the candidate has any special background or experience relevant to the Company’s business; and whether the candidate will meet the bank regulatory standards applicable to Board membership.

The Nominating and Governance Committee believes that differences in experience, knowledge, skills and viewpoints enhance Board performance. Thus, the Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, the Committee has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

Shareholder Recommendation of Board Candidates. Any shareholder desiring to submit a recommendation for consideration by the Nominating Committee of a candidate that the shareholder believes is qualified to be a Board nominee at any annual meeting of shareholders may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the anniversary of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation must be accompanied by the following information: (i) the name and address of the nominating shareholder and of the person being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating shareholder, his or her recommended candidate and any other shareholders known by the nominating shareholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating shareholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder and any other person or persons (naming such other person or persons); (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. Provided that these requirements are met, the Nominating Committee will consider any shareholder-recommended candidate for nomination for election to the Board using the same criteria and factors that it uses in evaluating candidates recommended by any Board members, officers or executive search firms. No shareholders recommended candidates for election to the Board for the upcoming 2012 Annual Meeting.

Role of the Board in Risk Management

The Board’s responsibilities in overseeing the Company’s management and business include oversight of the Company’s key risks and management’s processes and controls to manage them appropriately. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

The risk of incurring losses on the loans we make is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. As a result, the Board as a whole exercises oversight responsibility over the processes that our management employs to manage those risks. The Board fulfills that oversight responsibility by:

•	Monitoring trends in the Company’s loan portfolio and the Company’s allowance for loan losses;

•	Establishing internal limits related to the Company’s lending exposure and reviewing and determining whether or not to approve loans in amounts exceeding certain specified limits;

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Reviewing and discussing, at least quarterly and more frequently, if deemed necessary, reports from the Bank’s chief credit officer relating to such matters as (i) risks in the Company’s loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases in the allowance for loan losses and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention of management;

•	Reviewing, at least quarterly, management’s determination of the allowance for loan losses and any provisions required to be made to replenish or increase that allowance;

•	Reviewing management reports regarding collection efforts with respect to non-performing loans; and

•	Authorizing the retention and reviewing the reports of external loan review consultants with respect to the risks in and the quality of the loan portfolio.

Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit Committee and the Risk and Finance Committee of the Board have direct and systematic responsibility for overseeing other significant risk management processes.

Compensation and Risk Management

The Company’s Compensation Committee and Board of Directors have reviewed the Company’s executive and employee compensation practices to analyze whether or not they create improper incentives that would result in a material risk to the Company. Based on this review and analysis, the Compensation Committee and the Board of Directors have determined that none of the Company’s compensation practices for its executive officers or employees is reasonably likely to have a material adverse effect on the Company.

Audit Committee Oversight Responsibilities. The Audit Committee’s responsibilities in overseeing risk management processes include:

•	Oversight of the internal audit function, with the internal auditor reporting directly to the Audit Committee;

•	Oversight of the Company’s independent registered public accounting firm; and

•	Review of reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

Risk and Finance Committee Oversight Responsibilities. The Risk and Finance Committee’s oversight of risk management processes include the review of policies and guidelines with respect to risk assessment and the processes employed by management in identifying the Company’s major risk exposures and the actions being taken by management to monitor and control such exposures. The Committee also oversees management’s implementation of measures that are designed to minimize to the extent practicable the risks of non-compliance with applicable federal and state banking laws and regulations by, among other things, (i) reviewing with the Bank’s chief compliance officer (who reports directly to the Committee) and consulting with the Bank’s legal counsel with respect to regulatory matters and issues that could have a significant impact on the Company or the Bank or could present emerging areas of risk, and (ii) overseeing regulatory compliance programs.

In performing their oversight responsibilities, the Board of Directors and the Audit and Risk and Finance Committees regularly receive reports from management and internal and external auditors, and periodically receive reports from outside consultants, regarding the Company’s enterprise risk management programs, compliance programs, information security and business continuity programs, and any extraordinary claims or losses.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of our directors and executive officers is required, by Section 16(a) of the Securities Exchange Act of 1934, to file with the Securities and Exchange Commission (i) an initial report, on a Form 3, of his or her share ownership within 10 days of the time he or she first becomes a director or executive officer of the Company, and thereafter (ii) reports on Form 4 or Form 5, of their transactions in shares of our common stock or securities, such as options, that are exercisable or convertible into our common stock, not later than two business days following the occurrence of the transaction.

Set forth below is information regarding those reports which, to our knowledge, were not timely filed in 2012:

A Form 4 was inadvertently filed late on March 1, 2012 with respect to a grant, on January 26, 2012 to Mr. Dellerba of an option to purchase up to 50,000 shares of our common stock under the Company’s 2010 Equity Incentive Plan.

A Form 4 was inadvertently filed late on March 14, 2012 with respect to a purchase, on March 6, 2012, of 6,175 shares of our common stock by Mr. Williams.

A Form 4 was inadvertently filed late on March 19, 2012 with respect to a purchase, on March 5, 2012, of 2,645 shares of our common stock by Mr. Williams.

A Form 4 was inadvertently filed late on December 27, 2012 with respect to the purchase, on December 20, 2012, of 12,073 shares of our common by Mr. Williams.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Paid to Named Executive Officers

The following table provides information regarding the compensation of our named executive officers for the fiscal year ended December 31, 2012.

Summary Compensation Table

Name and Positions with Company	Year	Salary($)	Bonus Awards ($)(1)		Stock Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)(4)(5)	Change in Pension Value or Nonqualified Deferred Compensation Earnings(6)		All Other Compensation ($)		Total ($)
Raymond E. Dellerba President & Chief Executive Officer of the Company and the Bank	2012 2011	$533,700 500,000	$	— —		$833,000 51,000	$234,200 182,000		$67,700 44,700	$142,100 231,600	(7)	$1,810,700 1,009,300
Neil B. Kornswiet(8) President Mortgage Division of the Bank	2012 2011	$283,400 300,000		— —	$	— 13,000	$918,600 192,800	$	— —	$45,700 5,300	(9)	$1,247,700 511,100
Thomas M. Vertin(10) President of Commercial Banking	2012	$94,200		$75,000		$287,800	$—	$	— —	$24,930		$481,930
Robert W. Bartlett Sr. Executive Vice President and Chief Operating Officer of the Bank	2012 2011	$258,800 255,000	$	— —	$	— —	$66,900 52,000	$	— —	$15,300 11,500		$341,000 318,500

(1)	No bonus compensation was awarded to any of the named officers for 2012. The award to Mr. Vertin was a signing bonus paid upon his acceptance of employment as President of Commercial Banking in September 2012.

(2)	Amounts in this column represent the fair values of stock options at their respective grant dates in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) No. 718-10. Those fair values were estimated using the Black-Scholes option valuation model in accordance with the recognition provisions of FASB ASC No. 718-10. For additional information regarding this valuation methodology and the assumptions used to arrive at the estimates, please refer to Note 14, “Stock-Based Employee Compensation Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report to Shareholders for the year ended December 31, 2012.

(3)	Mr. Dellerba’s employment agreement provided for him to receive a cash incentive compensation award annually in an amount equal to the greater of: (i) 35% of Mr. Dellerba’s base salary, or (ii) 3.5% of the Company’s annual pre-tax earnings. In accordance with that agreement, the amounts of Mr. Dellerba’s cash incentive awards in 2012 and 2011 were each equal to 3.5% of the Company’s 2012 and 2011 pre-tax earnings, respectively.

(4)	Mr. Bartlett is entitled to receive an annual cash incentive compensation award in an amount equal to the greater of (i) 1% of the Company’s pre-tax earnings in any year in which the Company meets its annual operating budget and return on assets goals, or (ii) 20% of his annual base salary. Mr. Bartlett’s cash incentive awards for 2012 and 2011 were each equal to 1% of the Company’s 2012 and 2011 pre-tax earnings, respectively.

(5)	As president of the Bank’s Mortgage Division, Mr. Kornswiet was entitled to receive quarterly cash incentive compensation awards, each in an amount equal to 4.5% of the pre-tax earnings of the Mortgage Division, plus an amount equal to 0.04% of the total amount of the mortgage loan volume funded by the Bank, each quarter.

(6)	These amounts represent the year-to-year changes in the present value of Mr. Dellerba’s future retirement benefits and are not cash payments made to Mr. Dellerba. Instead, they are the increases in the non-cash accruals which we recorded in respect of the future payment of those benefits. See “Narrative to Summary Compensation Table – New Employment Agreement with Mr. Dellerba – Retirement Benefits” below.

(7)	Includes $60,800 paid to Mr. Dellerba in lieu of accrued but unused vacation, as required by the Bank’s vacation accrual policy, premiums totaling $55,400 for a long-term disability policy and a life insurance policy obtained for Mr. Dellerba pursuant to his employment agreement, and $19,100 of dues paid with respect to a country club membership which was used by Mr. Dellerba in connection with his business development activities for the Company and the Bank.

(8)	Mr. Kornswiet resigned his employment with the Bank in November 2012. The amounts shown above for 2012 represent the compensation earned for the period of 2012 before he resigned.

(9)	Includes approximately $36,000 paid to Mr. Kornswiet in lieu of accrued but unused vacation, as required by the Bank’s vacation accrual policy.

(10)	Mr. Vertin was appointed by the Bank to the position of president of the Commercial Banking Division in September 2012, under a three year employment agreement and at a base annual salary of $350,000. The salary shown in the table represents his base annual salary prorated for the number of months he was employed in 2012. In connection with his employment, Mr. Vertin was granted an option to purchase 100,000 shares of common stock under our 2010 Equity Incentive Plan and received a signing bonus of $150,000 of which $75,000 was paid in October 2012 and the remaining $75,000 was paid in March 2013. For additional information regarding Mr. Vertin’s compensation, see “Narrative to Summary Compensation Table – Compensation Paid and Payable to Mr. Vertin” below.

Narrative to Summary Compensation Table

Recent Developments.

Effective April 17, 2013, Mr. Dellerba retired as President and CEO of the Company, but will continue to be employed as Vice Chairman and CEO Emeritus of both the Company and the Bank. In those positions, he will be focusing his energies primarily on business development for the Company and the Bank. At the same time, the Company and the Bank have appointed Steven K. Buster as the incoming President and CEO of the Company and the Bank.

In connection with these management changes, the Bank has entered into an employment agreement with Mr. Buster, as President and Chief Executive Officer of the Company and the Bank, and a new employment agreement with Mr. Dellerba which, among other things, makes changes to his compensation, as described below, effective on April 17, 2013.

New Employment Agreement with Mr. Buster.

Mr. Buster is employed as the President and Chief Executive Officer of the Company and the Bank for a term of three years under an employment agreement entered into effective April 18, 2013. Set forth below is a summary of the compensation to be paid and the benefits to be received by Mr. Buster under that agreement. The summary is not intended to be complete and is qualified in its entirety by reference to the employment agreement itself, a copy of which is attached as Exhibit 10.98 to the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2013.

Base Annual Salary. Mr. Buster’s base salary is $450,000 per year.

Bonus or Incentive Compensation. Mr. Buster is eligible to receive annual incentive cash awards based upon achievement of performance criteria to be established by the Board in its sole discretion, after consultation with

Mr. Buster, at the beginning of each year. His maximum incentive award opportunity will be an amount equal to 50% of his annual base salary then in effect. Performance goals are expected to be based primarily on the goals set forth in the Company’s business plan for the year, as approved by the Board of Directors. Final determinations as to whether and to what extent the goals were achieved will be made by the Board of Directors or the Compensation Committee.

Stock Options. The employment agreement provides for the grant to Mr. Buster of options to purchase up to 400,000 shares of Company common stock, at an exercise price equal to the fair market value of the Company’s shares on the date of grant, pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”), subject to the availability of shares under the Plan. These options will become exercisable in three approximately equal annual installments, in the amount of 133,333 shares each, commencing on the first anniversary of the date of grant, subject to the continued employment of Mr. Buster with the Company or the Bank. The term of the options will be 10 years, subject to earlier termination in the event of a termination of Mr. Buster’s employment prior to the end of that 10-year period.

Insurance Benefits. Mr. Buster will be entitled to participate in all group life, disability, and health (including medical, dental, vision and hospitalization), accident and disability insurance coverage and other employee benefit programs in which all of the Bank’s executive employees are eligible to participate, as well as any insurance benefits generally made available to all employees.

Automobile Allowance. Mr. Buster will receive an automobile allowance of $1,250 per month to cover the costs to him of using his own automobile on Company and Bank business, including the costs of insurance, fuel and maintenance expenses.

Reimbursement of Club Membership Dues and Expenses. The Bank will reimburse Mr. Buster, in an amount not exceeding $850 per month, for club membership dues and expenses and other reasonable entertainment costs that are business related, subject to submission of appropriate documentation.

Severance Compensation.

Termination without Cause or for Good Reason. If Mr. Buster’s employment were to be terminated without Cause (as defined in his employment agreement) or Mr. Buster terminates his employment for Good Reason (also as defined in his employment agreement), Mr. Buster will be entitled to severance compensation consisting of a lump sum payment in an amount equal to one year of his annual base salary then in effect.

Termination due to Disability. If Mr. Buster’s employment were to be terminated due to his disability, he would become entitled to receive his salary and a continuation of his medical and health care benefits for a period of six months following such termination of employment.

Termination due to Death. In the event of a termination of employment due to Mr. Buster’s death, his beneficiaries will be paid all salary and unused vacation accrued to, but unpaid as of, the date of his death.

Termination for Cause or due to Expiration of Employment Agreement. If Mr. Buster’s employment is terminated for Cause (as defined in the employment agreement) or due to the expiration of the term of his employment agreement, he will not be entitled to any severance compensation, but will receive payment for any unused vacation accrued to the date of termination.

Moving Expenses. The Bank will pay for the reasonable direct moving expenses incurred by Mr. Buster and his family in relocating his residence from Northern California to Orange County, California.

New Employment Agreement with Mr. Dellerba.

Mr. Dellerba’s is being employed for a term of two years, which commenced on April 17, 2013 pursuant to an employment agreement entered into by him with the Bank (the “New Employment Agreement”). Pursuant to that Agreement, Mr. Dellerba’s existing employment agreement (the “Prior Agreement”) has been terminated. The compensation provisions of Mr. Dellerba’s New Employment Agreement provide for the following:

Base Salary. A base salary of $150,000 per year.

Bonus Opportunity. Mr. Dellerba may be awarded bonus or incentive compensation as determined by the Compensation Committee.

Stock Options. Mr. Dellerba’s outstanding stock options will continue to vest in accordance with their respective vesting schedules, subject to his continued employment or service with the Company or the Bank. The grant to him of additional options will be determined by the Compensation Committee. His Prior Agreement provided that he was entitled to options to purchase a number of shares of common stock equal to one-sixth of the number of shares subject to outstanding stock options held by all other participants in the Company’s equity-based incentive plans. Those provisions have been terminated by the New Agreement.

Severance Compensation. The severance compensation provisions of Mr. Dellerba’s Prior Agreement have been terminated. Among other things that Agreement had provided that if Mr. Dellerba’s employment was terminated without cause by the Bank or by him for Good Reason, or within 12 months following a change in control of the Company or Bank for any reason (other than for cause), he would have become entitled to receive a lump sum cash payment in an amount equal to his base salary and the incentive compensation he would have received during the then remaining the term of his employment agreement or during the succeeding twenty-four (24) months, whichever period was longer, and all of his then unvested options would have become automatically vested. In addition, if any excise tax under Section 280G of the Internal Revenue Code (the “Tax Code”) were to have been assessed against Mr. Dellerba in respect of any severance payments or other severance compensation received by him, then the Bank would have become obligated to pay to Mr. Dellerba a “tax gross up” payment in an amount equal to the lesser of (i) that excise tax or (ii) $1 million.

By contrast, the New Employment Agreements provides that no severance compensation will be payable to Mr. Dellerba upon a termination of his employment, whether by the Company or the Bank or by him, except in the case of a termination of employment due to his disability or death. In that event he, or his estate in the case of his death, will be paid a lump sum cash payment in an amount equal to the sum of (i) any unpaid salary accrued to the date of such termination, (ii) any earned but unpaid incentive or bonus compensation in respect of the most recent fiscal year preceding Executive’s termination and (iii) the pro-rated portion of the target annual incentive, if any, for the year in which such termination occurred. In the event of a termination due to his disability, he would remain eligible for all benefits provided under any long-term disability programs of the Company in effect at the time of such termination for the duration of such disability, subject to the terms and conditions of any such programs. In addition, the “tax gross up” provision in the Prior Agreement has been terminated and there is no tax gross up provision in the New Employment Agreement.

Retirement Benefits. In January 2001 the Bank established an unfunded Supplemental Executive Retirement Plan (the “Retirement Plan”) for Mr. Dellerba. That Plan remains unchanged. The Retirement Plan provides that, subject to meeting certain vesting requirements described below, upon the earlier of his reaching age 65 or the termination of his employment (the “Benefit Commencement Date”), Mr. Dellerba would become entitled to receive 180 equal successive monthly retirement payments, each in an amount equal to 60% of his average monthly base salary during the three years immediately preceding the Benefit Commencement Date. Mr. Dellerba’s right to receive those payments vested in January 2013 and monthly benefit payments under the Retirement Plan, each in the amount of $25,562, commenced on February 1, 2013. The Bank has purchased a policy of insurance on the life of Mr. Dellerba which is expected to provide the Bank with sufficient cash to pay the retirement benefits in full. Set forth below is additional information with respect to the Retirement Plan:

	Number of Years of Credited Service	Present Value of Future Benefits ($)(1)	Payments during Last Fiscal Year
Raymond E. Dellerba	10 years	$3,060,299	None

(1)	The present value was calculated, as of December 31, 2012, taking into account Mr. Dellerba’s current compensation and the normal retirement age specified in the Plan, which are used for financial reporting purposes under generally accepted accounting principles.

Bank Furnished Automobile. Mr. Dellerba will be entitled to the continue using a Bank-owned or leased automobile and will be reimbursed for automobile related expenses incurred by him in the performance of his duties as for the Company and the Bank.

Club Membership. Mr. Dellerba’s country club membership will be sold and the sales proceeds will be paid to the Bank, in accordance with Mr. Dellerba’s existing employment agreement. See “Employment Agreement – Mr. Dellerba – Club Memberships” below.

Description of Mr. Dellerba’s Compensation in 2012. Set forth below is a summary of the compensation paid to and benefits received by Mr. Dellerba, as President and CEO of the Company and the Bank, in 2012. That compensation and those benefits were paid in accordance with the terms of his Prior Employment Agreement.

Annual Base Salary. Mr. Dellerba’s Prior Agreement provided that his annual base salary would be at least equal to the median of the annual base salaries paid by comparably-sized banking institutions, based in the Western United States, to their CEOs as reported in the SNL Executive Compensation Review. Based thereon, Mr. Dellerba received an annual base salary of $545,000 in 2012 and an annual base salary of $500,000 in 2011.

Non-Equity Incentive Compensation. Mr. Dellerba’s Prior Agreement provided that he was entitled to receive annual non-equity incentive compensation, payable in cash, in an amount at least equal to the greater of (i) 35% of Mr. Dellerba’s base salary, or (ii) 3.5% of the Company’s pre-tax earnings in the year for which such incentive compensation is to be paid, or such other amount as may be determined by mutual agreement of the Bank and Mr. Dellerba. In accordance with his Prior Agreement, Mr. Dellerba received non-equity incentive awards in the amount of $234,200 for his service in 2012 and $182,000 for his service in 2011 which, in each case, was equal to 3.5% of the Company’s pre-tax earnings in each of those years.

Equity Incentive Grants. In accordance with his Prior Agreement, Mr. Dellerba was granted stock options to purchase (i) up to a total of 275,000 shares of common stock at an exercise price of $5.34 per share, and (ii) up to 50,000 shares of common stock, in January 2012, at an exercise price of $3.74 per share, which, in each case, was equal to 100% of the closing price of the Company’s shares, as reported on NASDAQ, on the date of the grant. These grants were made in order to replace stock options that had expired and in order to recognize Mr. Dellerba’s contribution to the improvement in the Company’s operating results in 2012.

Options that have been granted to Mr. Dellerba vest (that is, to become exercisable) in 36 equal successive monthly installments, subject to his continued employment or service with the Company or the Bank.

Other Employee Benefits. In 2012, Mr. Dellerba received, in addition to insurance and other employee benefits that were generally available on a non-discriminatory basis to all employees, the following employee benefits:

Insurance Benefits. Mr. Dellerba participated in long-term and short-term disability insurance programs which would have paid Mr. Dellerba 80% of his annual base salary had he become disabled in 2012. He also participated in a supplemental life insurance program which provided, in the event of his death, for the payment to his estate or beneficiaries of an amount at least equal to 250% of his annual base salary as in effect at the time of his death. As a result of his entry into the New Employment Agreement, he no longer participates in that program. In 2008, the Bank obtained a life insurance policy which pays a death benefit of $2.5 million to Mr. Dellerba’s estate or beneficiaries in the event of his death while employed by the Bank. The premium paid by the Bank for that policy in each of 2012 and 2011 was $12,400.

Compensation Paid to Mr. Kornswiet in 2012.

Prior to his resignation in November 2012, Mr. Kornswiet was employed as the President of the Mortgage Division of the Bank. Set forth below is a summary of the compensation that was paid and the benefits that were received by Mr. Kornswiet in 2012 and 2011.

Base Salary. Mr. Kornswiet was paid a base annual salary of $300,000 in 2011. In July 2012 he received a merit increase in his base salary to $350,000 based on the performance of the Mortgage Division during the first six months of 2012.

Incentive Compensation. Mr. Kornswiet participated in an incentive compensation program pursuant to which he could earn quarterly incentive compensation payments equal to the sum of (a) 4.5% of the Mortgage Division’s pre-tax income, plus (b) an amount equal to 0.04% of the amount of the loan volume generated by the Mortgage Division, less the amount of any mortgage loans which the Bank was required to repurchase, during the quarter. Pursuant to that program, Mr. Kornswiet received incentive compensation totaling $918,700 in 2012 and $192,808 in 2011.

Equity Compensation. No options or other equity compensation awards were granted to Mr. Kornswiet in 2012. In 2011, Mr. Kornswiet was granted stock options to purchase up to a total of 10,000 shares of common stock at an exercise price of $3.09 per share, which was equal to 100% of the closing price of the Company’s shares, as reported on NASDAQ, on the date of the grant. Mr. Kornswiet exercised options to purchase 6,716 shares of common stock and the remainder of his options expired automatically 90 days after he resigned his employment with the Bank.

Compensation Paid and Payable to Mr. Vertin.

Mr. Vertin has, since September 2012, been employed as the President of Commercial Banking at the Bank under a three year employment agreement. Under that agreement, Mr. Vertin is paid a base salary of $350,000 per year and, commencing in 2013, he will be eligible to participate in any bonus or incentive compensation programs adopted for senior executives of the Bank. In connection with his employment by the Bank, Mr. Vertin was granted stock options, pursuant to the Company’s 2010 Equity Incentive Plan, entitling him to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $6.81 per share, which is equal to the closing price of the Company’s shares on the NASDAQ Global Market on September 24, 2012, which was the date of grant. The options will vest (become exercisable) in three approximately equal annual installments on the September 24, 2013, 2014 and 2015, respectively, provided that Mr. Vertin is still in the Bank’s employ on those dates. The term of the options is 10 years, subject to earlier termination in the event of an earlier termination of Mr. Vertin’s employment.

Mr. Vertin’s employment agreement also entitled him to receive a signing bonus of $150,000, payable in two installments of $75,000 each, the first of which was paid in October 15, 2012 and the second of which was paid in March 2013. Mr. Vertin also is being reimbursed for the reasonable costs he incurs in relocating his principal residence from Northern California to Orange County, California in an aggregate amount up to, but not to exceed, $45,000; and, for six months or, if sooner, until he has relocated his principal residence to Orange County, California, the costs of renting temporary housing, in an amount not to exceed $5,000 per month, and coach airfare to travel, up to three times a month, between Orange County and his residence in Northern California. The relocation and interim housing costs and travel expenses reimbursed by the Bank in 2012 totaled $24,130.

Mr. Vertin’s employment may be terminated at any time without cause by the Company on 30 days prior written notice or by Mr. Vertin on 90 days prior written notice. Upon any such termination, he will be entitled to receive accrued but unpaid salary and accrued but unpaid vacation to the effective date of the termination. In the event of a termination of Mr. Vertin’s employment due to his disability or death, he, or his estate (as the case may be) will be entitled to receive accrued but unpaid salary, at the rate in effect on the date of such termination of employment, any earned but unpaid bonus compensation, and accrued but unused vacation time.

Mr. Vertin is also entitled to participate in all employee benefit plans maintained by the Bank and made generally available to its senior executives, which may include life insurance, disability, health, accident and other insurance programs, in each case subject to terms and conditions and eligibility requirements of each such plan.

Compensation Paid and Payable to Mr. Bartlett

Base Salary. Mr. Bartlett was paid a base salary of $255,000 per year in 2011, and in the first six months of 2012. In July 2012, his salary was increased to $262,700 per year.

Non-Equity Incentive Compensation. Mr. Bartlett is entitled to receive an annual cash incentive compensation award each year in an amount equal to the greater of 1% of the Company’s pre-tax earnings, if the Company meets its operating budget and a return on assets (ROA) goals, or 20% of his annual base salary, for the year. In 2012 and 2011, Mr. Bartlett received cash incentive awards of $66,900 and $52,000, respectively, which was equal to 1% of the Company’s pre-tax earnings in 2012 and 2011, respectively.

Severance Compensation. In connection with his employment, the Bank entered into a severance compensation agreement with Mr. Bartlett. That agreement provides that, if there were to be a termination of Mr. Bartlett’s employment by the Bank without cause or by Mr. Bartlett for Good Reason in connection with or within 12 months following a change in control of the Company or the Bank, he would become entitled to receive a lump sum cash severance payment in an amount equal to 1.5 times the sum of (i) his highest annual base salary in effect during the 12 month period immediately preceding the date of such termination, (ii) any bonus or non-equity incentive compensation that was earned by him and was no longer subject to any contingencies, but had not yet been paid, prior to the date of such termination of employment. Accordingly, had there been a termination of Mr. Bartlett’s employment by the Bank without cause or by Mr. Bartlett for Good Reason in connection with a change in control at December 31, 2012, he would have become entitled to receive a cash severance payment of $393,975. The agreement further provides for the continuation, for a period of 18 months from the date of any such termination, of Mr. Bartlett’s participation in the Bank’s medical, dental and vision plans and long-term disability insurance program. The aggregate amount that the Bank would have had to pay for the continuation of those health and disability benefits for such 18 month period (determined as of December 31, 2012) is estimated to be approximately $37,500. Additionally, upon the occurrence of such a termination of employment all unvested “in the money” stock options and any other unvested equity compensation awards held by Mr. Bartlett would become immediately vested and exercisable by him. If such a termination had occurred on December 31, 2012, the value of that benefit to Mr. Bartlett would have been approximately $104,500.

However, if the amount of the severance compensation that would become payable to Mr. Bartlett following a change of control transaction were to exceed the “parachute compensation” limitation contained in Section 280G of the Code, which would subject such excess compensation to an excise tax imposed by

Section 2999 of the Tax Code and would make such excess compensation non-deductible for income tax purposes by the Company, then, the aggregate amount of such severance compensation would be reduced by an amount sufficient to bring that compensation within that limitation.

Other Retirement Plans. With the exception of Mr. Dellerba, none of our named executive officers were entitled to participate in any retirement plans, other than a 401-K tax deferred retirement savings plan that is open to all full time employees on a non-discriminatory basis.

Outstanding Option Awards at Fiscal Year-End

The following table provides information with respect to number of shares subject to outstanding options held by each of our named executive officers, and the exercise prices and expiration dates of those options, as of December 31, 2012.

	Number of Shares Underlying Unexercised Options at December 31, 2012			Option Exercise Price	Option Expiration Dates
	Exercisable	Unexercisable
Raymond E. Dellerba	40,800	—		$11.34	02/17/2014
	173,300	—		$11.20	01/20/2014
	55,000	—		$15.00	02/15/2015
	66,122	—		$2.97	03/16/2020
	45,344	19,656	(1)	$3.51	11/15/2020
	13,892	11,108	(2)	$4.34	04/19/2021
	15,287	34,713	(3)	$3.74	01/26/2022
	61,171	213,829	(4)	$5.34	04/08/2022
Thomas M. Vertin	—	100,000	(5)	$6.81	09/24/2022
Robert W. Bartlett	40,000	10,000	(6)	$4.20	10/31/2018

(1)	Stock options vest at a rate of 2.777% per month, until fully vested on November 15, 2013.

(2)	Stock options vest at a rate of 2.777% per month, until fully vested on April 19, 2014.

(3)	Stock options vest at a rate of 2.777% per month, until fully vested on January 26, 2015.

(4)	Stock options vest at a rate of 2.777% per month, until fully vested on April 8, 2015.

(5)	Stock options vest at a rate of 33.333% per year, until fully vested on September 24, 2015.

(6)	Stock options vest at a rate of 20% per year and these options will become fully vested on October 31, 2013.

The following table provides information relating to the number of shares of our common stock that were exercisable pursuant to, and the weighted average exercise price of, the options that were outstanding under our employee stock incentive plans as of December 31, 2012. All of the plans were approved by the Company’s shareholders.

	Column A	Column B	Column C
	Number of Shares Issuable Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Shares Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A)
Shareholder approved equity compensation plans(1)	1,566,965	$6.90	115,494

(1)	The only equity incentives granted under the plans have been stock options, each of which was granted at an exercise price equal to 100% of the closing price of the Company’s shares on the date of grant.

Director Compensation

The following table sets forth the total compensation received by each of the Company’s non-management directors for their service on the Board and Board Committees in 2012.

Name of Director	Fees Earned or Paid in Cash	Option Awards	Non-Equity Incentive Compensation	All Other Compensation	Total
George H. Wells(1)	$19,767	$—	$—	$—	$19,767
Warren T. Finley	47,150	—	—	—	47,150
John Thomas, M.D.	39,400	—	—	—	39,400
Gary M. Williams	34,550	—	—	—	34,550
Andrew Phillips	31,450	—	—	—	31,450
Edward J. Carpenter(2)	30,942	—	—	—	30,942
Daniel A. Strauss	27,650	—	—	—	27,650
John D. Flemming(2)	16,025	—	—	—	16,025
Michael P. Hoopis(2)	15,725	—	—	—	15,725
George L. Argyros	12,600	—	—	—	12,600
John W. Clark(3)	8,400	—	—	—	8,400
Dr. Gordon Rausser(4)	3,000	—	—	—	3,000

(1)	Mr. Wells was Chairman of both the Company and the Bank until his unexpected and untimely death in May 2012. Therefore, the amounts shown opposite his name in the above table represent the fees earned during his four months of service in 2012.

(2)	Messrs. Carpenter, Flemming and Hoopis were each elected to the Board of Directors in May 2012, and, therefore, the amounts shown above represent the fees that each individual earned during their approximately eight months of service in 2012.

(3)	Mr. Clark was elected to the Board of Directors on September 15, 2012, and, therefore, the amounts shown above represent the fees that Mr. Clark earned during his three and one-half months of service in 2012.

(4)	Dr. Rausser’s term of office as a director expired on the date of last year’s Annual Meeting in May 2012.

In 2012, the Chairman of the Board of Directors received a monthly retainer of $3,500 and a fee of $200 for each meeting of the Board of Directors of the Company or the Bank which he attended in 2012. The other directors who also served as directors of the Bank and members of one or more Board Committees received a monthly retainer of $2,300 and a fee of $200 for each meeting of the Board of Directors of the Company or the Bank which he attended in 2012. Any member of the Company’s Board of Directors who was not also a member of the Bank’s Board of Directors, but served on any Board Committees, received a retainer of $1,875 per month and a fee of $200 for each Board meeting attended. Any member of the Company’s Board of Directors who was not a member of the Bank’s Board of Directors or of any Board Committees received a retainer of $1,000 per month and a fee of $200 for each Board meeting attended.

For service on the Audit Committee, its Chairman receives a fee of $500 and the other members receive a fee of $250 for each Audit Committee meeting attended. Members of any other Board Committee receive a fee of $150 for each Committee meeting attended.

Non-management directors are, from time to time, granted stock options pursuant to the Company’s shareholder-approved stock incentive plans. In 2012, Daniel Strauss was granted an option to purchase 2,500 shares of common stock at an exercise price of $3.74 per share, which was equal to 100% of the closing price of our shares on the date of grant as reported by NASDAQ. The options vest in 60 approximately equal monthly installments and options to purchase a total of 459 of such shares were vested at December 31, 2012.

Management directors do not receive any fees or other compensation for service as members of the Boards of Directors of the Company or the Bank.

Certain Transactions

In the ordinary course of its business, the Bank makes loans to and engages in other banking transactions with its directors and their associates and with its officers. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company or the Bank. In addition, such loans are made only if they do not involve more than the normal risk of collectability of loans made to non-affiliated persons and do not present any other unfavorable features.

The Bank leases its headquarters offices and an office where it operates one of its financial centers from a limited partnership of which Mr. Argyros, who is currently a director of the Company, is the majority equity owner and the CEO of its general partner. Those offices, which are leased under three different leases, are comprised of a total of approximately 37,300 rentable square feet. In 2012, we paid rents under the two headquarters office leases of $50,510 and $37,800 per month, respectively, and $7,027 per month under the financial center lease. These rents will increase by approximately 2% per year during the remainder of the respective terms of the leases, which will expire in June 2015, May 2016 and June 2016, respectively.

The rents and other material terms of the leases were negotiated at arms-length and approved by the directors of the Bank, after being fully informed of the financial interest of Mr. Argyros in the lease transactions. Since Mr. Argyros is not a director of the Bank, he did not participate in the deliberations of its Board of Directors with respect to and did on vote on approval of any of any of the leases.

In August 2011, we entered into a Preferred Stock Purchase Agreement and a Common Stock Purchase Agreement with the Carpenter Funds pursuant to which they agreed, subject to the receipt of required regulatory approvals, to purchase $10.8 million of our Series B Preferred Shares and $15.5 million of shares of our common stock at a price of $5.31 per share or, if greater, the book value per share of our common stock as last reported prior to the consummation of the sale of those shares of common stock to the Carpenter Funds.

On February 28, 2012, the Preferred Stock Purchase Agreement was terminated and the Common Stock Purchase Agreement was amended to (i) increase the dollar amount of the shares of common stock to be purchased by the Carpenter Funds to $26.3 million, from $15.5 million, and (ii) increase the purchase price to be paid by the Carpenter Funds for those shares to $6.26 per share.

The $6.26 per share purchase price was equal to the book value per share of our common stock as of December 31, 2011 and represented a 45% premium over the per share closing price of our common stock on the NASDAQ Global Market on February 28, 2012, which was the date on which we entered into the amended Common Stock Purchase Agreement. The terms of that Agreement were negotiated at arms-length and no officers or other affiliates of the Carpenter Funds were members of our Board of Directors when it approved the price of the shares and the other terms of that Agreement.

On April 20, 2012, we completed the sale of the $26.3 million of shares of our common stock by issuing a total of 4,201,278 shares of our common stock to the Carpenter Funds, at a price of $6.26 per share in cash, in accordance with the terms of the Amended and Restated Common Stock Purchase Agreement. As a result of that sale, the Carpenter Funds became our largest shareholder, owing approximately 26% of our outstanding voting securities.

As a condition to the entry by the Carpenter Funds into the Amended and Restated Common Stock Purchase Agreement, we also entered into an amended Investor Rights Agreement. That Agreement provided, among other things, that if the Carpenter Funds consummated their purchase of the $26.3 million of shares of our common stock, then (i) we would sell to the Carpenter Funds, for an aggregate purchase price of $51,105, stock purchase warrants that would entitle the Carpenter Funds to purchase, at an exercise price of $6.26 per share, up to an additional 408,834 shares of our common stock provided that certain conditions were satisfied prior to the expiration of the four year term of the warrants; and (ii) the Carpenter Funds would be entitled to designate three representatives to serve on our Board of Directors, subject to the receipt of certain regulatory clearances. The stock purchase warrants were sold to the Carpenter, on consummation of their purchase of the $26.3 million of shares of our common stock on April 20, 2012.

In May 2012, the Carpenter Funds’ board designees, Edward J. Carpenter, John D. Flemming and Michael P. Hoopis, were elected to our Board of Directors for a term ending on the date of the 2013 Annual Shareholders Meeting. Messrs. Carpenter and Flemming are co-managers of the Carpenter Funds’ general partner and, therefore, are affiliates of. the Carpenter Funds. Messrs. Carpenter, Flemming and Hoopis have been nominated for election, at the upcoming Annual Meeting, to the Board of Directors for an additional year ending on the date of the 2014 Annual Shareholders Meeting.

Effective February 27, 2013, we entered into a common stock purchase agreement with the Carpenter Funds pursuant to which they agreed to purchase an additional 2,222,222 shares of our common stock, at a price of $6.75 per share in cash, resulting in an aggregate purchase price of $15 million. That per share purchase price represented a 13% premium over the $5.95 closing price of the Company’s common stock on February 26, 2013, the day before the effective date of the Stock Purchase Agreement. The terms of the sale of those shares, including the purchase price, were negotiated at arms-length, and were approved, by a special committee of our Board of Directors comprised solely of disinterested directors; that is, directors who had no affiliation with the Carpenter Funds and no financial interest in the sale of the shares to the Carpenter Funds. We consummated the sale of those shares effective as of March 30, 2013. As a result of their purchase of those 2,222,222 shares of our common stock, the Carpenter Funds now own approximately 34% of the Company’s outstanding voting shares and continue to be the Company’s largest shareholder.

REPORT OF THE AUDIT COMMITTEE

Role and Responsibilities of Audit Committee

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Squar Milner, is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.

By contrast the Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Squar Milner. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s 2012 financial statements was carried out in accordance with generally accepted auditing standards, that such financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012 (the “2012 financial statements”).

The Audit Committee has reviewed and discussed the 2012 financial statements with management and Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”). In addition, the Audit Committee has discussed with Squar Milner the matters required pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), the written disclosures and the letter from Squar Milner required by applicable requirements of the Public Company Accounting Oversight Board regarding communications by Squar Milner with the audit committee concerning independence and has discussed the independence disclosures and that letter with Squar Milner and has considered the compatibility of any non-audit services performed for the Company by Squar Milner on its independence. Based solely on the Audit Committee’s review of these matters and its discussions with the Company’s management and Squar Milner, the Audit Committee recommended to the Board of Directors that the Company’s 2012 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Respectfully Submitted

The Audit Committee of the Board of Directors

Warren T. Finley, Chairman

Andrew M. Phillips

John Thomas, M.D.

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) served as the Company’s independent registered public accountants during the fiscal year ended December 31, 2012, and, in that capacity, audited the Company’s consolidated financial statements, for the fiscal year ended December 31, 2012. A representative of Squar Milner is expected to attend the Annual Meeting, and will be afforded an opportunity to make a statement and to respond to appropriate questions from shareholders.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Squar Milner pursuant to which it provided the services described below for the fiscal year ended December 31, 2012.

Audit and Other Fees Paid in Fiscal Years 2012 and 2011

Squar Milner performed the following services for the Company relating to the years ended December 31, 2012 and 2011:

Audit Services Rendered by Squar Milner. In each of the years ended December 31, 2012 and 2011, Squar Milner rendered audit services to us which consisted of: (i) an audit of the Company’s consolidated financial statements for the year then ended, and (ii) reviews of the Company’s quarterly financial statements that were included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years, and (iii) an audit of the effectiveness of the Bank’s internal control over financial reporting as of December 31, 2012 and 2011, respectively, pursuant to the Federal Deposit Insurance Corporation Improvement Act (known as “FDICIA”).

Audit Related Services Rendered by Squar Milner. In 2012 audit related services rendered by Squar Milner consisted of an interim review of the Company’s financial statements in connection with the filing by the Company of a Registration Statement on Form S-3 to register shares of its common stock with the SEC on behalf of certain selling security holders. In 2011 audit related services rendered by Squar Milner consisted of an interim review of the Company’s financial statements in connection with the filing of an S-8 registration statement by the Company to register shares of its common stock with the SEC for issuance under the Company’s 2010 Equity Incentive Plan.

Tax Related Services. In 2012 and 2011, Squar Milner provided tax advisory services to us in connection with an analysis of the effect of our sales of preferred stock and pending sales of common stock on our available tax loss carryforwards.

Other Services. Squar Milner did not render any other professional or any consulting services to us during 2012 or 2011.

The following table contains information regarding the fees billed by Squar Milner for the services it rendered to us in 2012 and 2011.

	2012	2011
Audit Fees	$245,000	$366,225
Audit-Related Fees	$12,500	$12,000
Tax-Related Fees	$22,650	$44,360
Other Fees	$—	$—

APPROVAL OF AMENDMENT TO

INCREASE THE NUMBER OF SHARES ISSUABLE

UNDER THE 2010 EQUITY INCENTIVE PLAN BY 800,000 SHARES

(Proposal No. 2)

Introduction and Background

The Board of Directors believes that an important factor that will affect the Company’s ability to improve its operating results and resume the implementation of its growth strategies will be the Company’s ability not only to retain key management employees, but also to attract new executive officers, key management personnel and directors who have relevant experience in our markets and proven performance records. However, the competition for well-qualified and experienced banking executives is intense, particularly in California. The Board of Directors believes that, to be able to compete in retaining and recruiting key management personnel, the Company must be able to grant equity incentives, such as stock options, restricted shares and stock appreciation rights (“SARs”), to them.

We also believe that it is important to grant equity incentives, such as stock options, to officers and other key management employees and directors, as a material component of their compensation, because such equity incentives reward those individuals for performance that results in improvements in the price of our shares, which serves to better align their interests with those of our shareholders.

However, we are now facing a distinct disadvantage in competing for talented officers and other key personnel, because we now have only 122,094 shares available, under our shareholder-approved 2010 Equity Incentive Plan (the “2010 Plan”), for the grant of stock options and other equity incentives. As a result, on April 17, 2013 the Board of Directors approved an amendment to the 2010 Plan to increase the number of shares of our common stock that will be available for future grants of stock options and other equity incentives by 800,000 shares to a total of 922,094 shares. We are now asking our shareholders to vote to approve that increase at the upcoming Annual Meeting.

At April 17, 2012, there also were a total of 1,554,065 shares of common stock that were issuable on exercise, at a weighted average price of $6.91 per share, of outstanding stock options that were previously granted under the 2010 Plan or the Company’s shareholder-approved 2008 and 2004 equity incentive plans. If the shareholders approve the 800,000 share increase in the number of shares available for issuance under the 2010 Plan, the maximum number of shares that could be issued under the 2010, 2008 and 2004 equity incentive plans would total 2,476,159 shares, which would represent 13.1% of the 18,905,741 shares of our common stock that were outstanding on April 17, 2013.

Accordingly, even after giving effect to that increase, we would still be in compliance with our long-standing policy of limiting the maximum number of shares issuable under equity incentive plans to no more than 15% of the Company’s outstanding shares of common stock. This policy was adopted because the Board is mindful of the interests of our shareholders and strives to limit the dilutive effect of stock option grants while seeking, at the same time, to achieve the objectives of the Company’s equity incentive plans, which are to enable the Company (i) to retain its existing, and when the need arises to attract new, officers and other key employees and directors who are critical to the Company’s success, and (ii) to benefit our shareholders by rewarding those officers and other key management employees and directors for performance that results in improvements in the price of our shares, which serves to better align their interests with those of our shareholders.

The Board of Directors also has approved an amendment to Section 4.2 of the 2010 Plan. That Section limits the number of shares for which performance-based equity incentive grants may be made to any Plan participant in any calendar year to 200,000 shares. The purpose of including such a limitation in the Plan is to increase the likelihood that the Company will be able to fully deduct, for income tax purposes pursuant to Section 162(m) of the Tax Code, the compensation deemed to have been received by a Plan participant on the exercise or vesting of an equity incentive grant. The Board is proposing to increase that number of shares from 200,000 to 400,000 shares, because the Directors believe that this increase will give the Compensation Committee, which administers the Company’s equity incentive plans, greater flexibility to increase the grant of performance-based awards under the Plan without adversely affecting tax benefits that could be available to the Company upon the exercise or vesting of those awards. See “Description of the 2010 Plan — U.S. Tax Aspects” below.

The approval, by shareholders, of the 800,000 share increase in the number of shares available for issuance under the 2010 Plan also will constitute approval of this change to Section 4.2 of the 2010 Plan.

The Board of Directors also has amended Section 10.2 of the 2010 Plan to provide explicitly that no dividends or dividend equivalent amounts will be payable to any Plan participant with respect to shares of common stock that have not yet become vested or issued or that are subject to any restrictions or conditions on the record date for any such dividends or dividend equivalents. This amendment does not require the approval of the shareholders because it limits, rather than enlarges, the rights and benefits which may be granted to participants under the 2010 Plan.

Vote Required for Approval of the Amendments to the 2010 Plan

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting shares that are present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Proxies solicited by the Board of Directors for which no specific instruction is given will be voted “FOR” approval of this proposal. Abstentions will have the same effect as a vote against approval of this proposal, and any broker non-votes will be treated as if they had not been voted and, therefore, will not be counted, except for quorum purposes.

For the reasons discussed above, the Board of Directors believes that approval of the proposed amendments to the 2010 Plan, to increase the number of shares that are available for future equity incentive grants under, and to amend Section 4.2 of the 2010 Plan is in the best interests of the Company and our shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENTS TO

OUR 2010 EQUITY INCENTIVE PLAN.

Description of the 2010 Plan

The following is a summary of certain principal features of the 2010 Plan, as proposed to be amended, subject to shareholder approval of this proposal. This summary does not purport to be a complete description of the 2010 Plan, and is qualified in its entirety by the full text of the 2010 Plan, as amended, which is attached as Appendix A to this Proxy Statement and is incorporated herein by this reference. Capitalized terms used in the summary below have the respective meanings given to those terms in the 2010 Plan, unless otherwise noted.

Eligibility to be Granted Stock Options, Stock Appreciation Rights and Restricted Stock

Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock. The persons eligible to receive nonqualified options, SARs and restricted stock under the 2010 Plan are the officers, other employees and directors of the Company or any its subsidiaries who are designated as Participants by the Committee. As of April 12, 2013, a total of 6 executive officers, approximately 262 other employees and 11 non-employee directors were eligible to receive grants of nonqualified options, SARs and restricted stock under the 2010 Plan. Participants receiving Awards will enter into individual Award Agreements with the Company that contain the terms and conditions of the particular Awards granted to them by the Committee.

Incentive Stock Options. The persons eligible to receive incentive stock options under the 2010 Plan are the executive officers and other employees of the Company and any subsidiary of the Company. As of April 12,

2013, there were a total of 6 executive officers and approximately 262 other employees of the Company or its subsidiaries that were eligible to receive grants of incentive stock options under the 2010 Plan. An executive officer or employee who is granted an incentive option may, if otherwise eligible, be granted additional incentive options, if the Committee so determines. However, if the aggregate market value of the incentive options of an optionee that become exercisable for the first time in any year were to exceed $100,000, only the first $100,000 of such options would be accorded incentive stock option treatment under the Internal Revenue Code (the “Code”). The remaining options, in that event, would be treated as nonqualified options for income tax purposes. For purposes of determining whether or not this limitation has been exceeded, such options would be valued at the fair market value of the underlying shares determined as of the date the options were granted.

Administration

The 2010 Plan provides that it shall be administered by the Board of Directors or a Committee of the Board designated by it. The Board of Directors has designated its Compensation Committee to administer, and to make grants of Awards under, the 2010 Plan. It is intended that each member of the Committee will qualify as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” for purposes of Section 162(m) of the Tax Code, an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, and an “independent director” under the NASDAQ Listed Company Rules.

Subject to the terms of the 2010 Plan, the Committee is authorized to select persons eligible to receive Awards and to determine the form, amount, timing and other terms of the Awards to be granted. The Committee may delegate to one or more separate committees composed of one or more members of the Board or one or more officers of the Company its authority regarding Awards to individuals not subject to Section 16 of the Exchange Act or Section 162(m) of the Tax Code. The Committee is authorized to interpret and construe the 2010 Plan and the terms and conditions of any Award granted under the Plan, to prescribe such rules and procedures as it may deem necessary or advisable for the administration of the 2010 Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the Plan or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan. The Committee’s determinations under the 2010 Plan need not be uniform and may be made selectively among Participants, to whom Awards are granted under the 2010 Plan, whether or not such Participants are similarly situated. No member of the Committee or any subcommittee shall be liable for any action or determination made by the Committee or such subcommittee in good faith with respect to the 2010 Plan or any Award granted under the 2010 Plan.

Shares Available under the 2010 Plan

Subject to shareholder approval of this proposal, the total number of shares that may be issued under our 2010, 2008 and 2004 Equity Incentive Plans will be 2,476,159 shares, which number is subject to adjustment as described below under the heading “Changes in Capital Structure and Changes of Control.” If any Award granted under any of these Plans should expire, terminate, or be forfeited or canceled, the shares that were subject to those Awards will be released and will again be available for the grant of new Awards under the 2010 Plan.

The following table provides information relating to the number, and the average exercise prices, of the shares of our common stock that, as of April 17, 2013, were subject to outstanding options under the 2010 Plan. As of April 17, 2013, no restricted shares or SARs had been granted by the Company under any of our Equity Incentive Plans.

	Actual			Pro Forma (Assuming this Proposal is Approved by Shareholders)
	(A)	(B)	(C)	(D)
	Number of Shares Issuable on Exercise of Outstanding Options	Weighted Average Exercise Prices of Outstanding Options	Number of Shares Available for Future Issuances under Equity Compensation Plans	Proposed Increase in Shares Issuable under the 2010 Plan	Maximum Number of Shares to be Issuable under the 2010 Plan(1)	Percent of Outstanding Shares(2)
Equity Incentive Plans	1,554,065	$6.91	122,094	800,000	2,476,159	13.1%

(1)	The sum of the numbers of shares in columns (A), (C) and (D) above.

(2)	A total of 18,905,741 shares of common stock were outstanding on April 17, 2013.

Term of the 2010 Plan

Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination,” the 2010 Plan will terminate on April 10, 2020, which is 10 years after its adoption by the Board, and no further Awards may be granted under the 2010 Plan after that date. Awards granted prior to the termination of the 2010 Plan will not be affected by the termination of the Plan.

Prohibition Against Repricing of Options and SARs

Subject to adjustment as described below under the heading “Changes in Capital Structure and Changes of Control,” unless first approved by our shareholders by the affirmative vote of a majority of the votes cast, neither the Committee nor the Board shall cause or permit the cancellation, substitution or amendment of any stock option or SAR that would have the effect of reducing the exercise price of the option or the base price of the SAR at which such option or SAR was granted under the 2010 Plan, or otherwise approve any modification to such option or SAR that would be treated as “repricing” under the then applicable rules, regulations or listing requirements adopted by the principal exchange on which the Company’s shares are listed for trading.

Stock Options

The Committee is authorized to grant stock options, including both incentive stock options under Section 422 of the Code (“ISO”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The exercise price per share subject to an option is determined by the Committee, but may not be less than 100% of the fair market value of a share on the date of grant; except that, with respect to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price per share subject to an ISO may not be less than 110% of the fair market value of a share on the date of grant. For purposes of the 2010 Plan, the term “fair market value” shall mean, (i) while the shares are traded on a stock exchange which reports closing sale prices, the closing sale price of such shares as reported by the principal exchange on which such shares are admitted or traded on the date as of which such value is being determined or, if there is no closing sale price for such date, on the next preceding date for which a closing sale price was reported, or (ii) if the shares are not listed or admitted to trading on a stock exchange which reports closing sale prices, pursuant to a permitted valuation method under Section 409A of the Code. However, if “fair market value” cannot be determined in the manner provided in clause (i) or clause (ii) above, “fair market value” shall be the value determined by the Committee, on a good faith basis, using any reasonable method of valuation.

The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally will be established by the Committee in the individual Award Agreements, except that no option may have a term exceeding 10 years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company may have a term exceeding 5 years. Options may be exercised by payment of the exercise price in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the individual Award Agreement, which may include, without limitation, (i) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the shares with respect to which the option is to be exercised, (ii) by a net or “cashless” exercise of the option, whereby the Company withholds, rather than issues to the optionee, a number of the option shares having a fair market value, on the date of exercise, equal to the aggregate exercise price of the option, (iii) by payment under a broker-assisted sale and remittance program acceptable to the Committee, (iv) if permitted by applicable law, by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid for the shares and containing such terms and conditions as shall be approved by the Committee, (v) by a combination of the methods set forth in (i) through (iv) above, or (vi) by any other lawful means as the Committee may approve.

Options are nontransferable, other than upon death, in which case they may be transferred by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights, and generally may be exercised only by an optionee while employed by or in the service of the Company. If an optionee’s employment or service with the Company or any subsidiary is terminated for any reason, those of his or her options that have not yet become exercisable will terminate automatically. Any options that have previously become exercisable will remain exercisable for such period of time, not exceeding three months, after termination of employment, as shall be determined by the Committee at the time the options are granted. However, if the termination of employment or service is due to the optionee’s disability or death, the options that had become exercisable prior to such termination of employment or service may remain exercisable for up to 12 months thereafter. Upon termination of any unexercised option, the shares subject to that option will again be available for the grant of options under the 2010 Plan.

Stock Appreciation Rights or “SARs”

The Committee is authorized to grant SARs entitling the Participant to receive an amount by which the fair market value of a share on the date of exercise exceeds the grant price of the SAR. The grant price of a SAR is determined by the Committee but may not be less than 100% of the fair market value of a share on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and the provisions requiring forfeiture of unexercised SARs at or following termination of employment generally are established by the Committee in the individual Award Agreements, except that each SAR shall terminate no later than the tenth anniversary of the date of grant and no SAR granted in tandem with an option may have a term exceeding the term of the related option. SARs may be exercised at such time and upon conditions as are determined by the Committee and set forth in the Award Agreement. Payment of the amount by which the fair market value of each SAR exercised exceeds the grant price shall be made, as determined by the Committee in its discretion, in cash, shares, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock

The Committee is authorized to grant awards of restricted stock. A grant of restricted stock is an Award of shares, the grant, issuance, retention and/or vesting of which is subject to certain restrictions specified by the Committee in the individual Award Agreements. A Participant who has been granted restricted stock has the rights as a shareholder with respect to the shares of restricted stock only to the extent provided in the Award Agreement. For example, during the restricted period, Participants holding shares of unvested restricted stock will be entitled to vote such shares, unless otherwise provided in the Award Agreement; but will not be entitled to receive any dividends or distributions that are payable on our outstanding shares.

Qualified Performance-Based Awards

The Committee may grant “qualified performance-based” Awards under the 2010 Plan, which are Awards that are subject to the achievement of performance goals as may be determined by the Committee and specified in the relevant Award Agreement. Award Agreements for qualified performance-based Awards will contain such terms, provisions, conditions and restrictions as may be necessary to qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code.

The performance criteria upon which a qualified performance-based Award may be based shall include the following: (i) interest income or interest income growth, (ii) net interest income or net interest income growth, (iii) net interest margin or net interest margin improvements, (iv) non-interest income or non-interest income growth, (v) reductions in non-interest expense or improvement in the Company’s efficiency ratio, (vi) reductions in non-accrual loans or other problem assets, (vii) earnings before income taxes, (viii) net income, (ix) per share earnings, (x) increases in core deposits, either in absolute dollars or as a percentage of total deposits, or both, (xi) return on average equity, (xii) total shareholder return, (xiii) share price performance, (xiii) return on average assets or on various categories of assets, (xiv) comparisons of selected Company performance metrics, including any of the metrics set forth in the preceding clauses, to the comparable metrics of a selected peer group of banking institutions or a stock index, as applicable, (xv) customer satisfaction, (xvi) individualized business or performance objectives established for the Participant, or (xvii) any combination of the foregoing. Performance goals may be measured annually or cumulatively over a period of years, and may be absolute or relative.

Tax Withholding; Other Terms of Awards

The Committee or the Board may condition the issuance of any shares on the exercise or vesting of any Award on the withholding of taxes payable by an officer or other employee and may provide that a portion of any shares to be distributed will be withheld (or previously acquired shares or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the 2010 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Awards granted under the 2010 Plan, if specified in a particular Award Agreement, may be transferred without consideration to such Participant’s “family member” as that term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act. At the Committee’s discretion, a particular Award Agreement may provide that the Participant shall have the right to designate a beneficiary who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. ISOs may be transferred or assigned only to the extent consistent with Section 422 of the Code.

Changes in Capital Structure and Changes in Control

In order to preserve, but not increase, the benefits to Participants under the 2010 Plan, in the event of any change with respect to the outstanding shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a change of control (as defined in the 2010 Plan), the Committee shall adjust any or all of (i) the maximum number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number and kind of shares, units, other rights or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, (iii) the exercise or base price with respect to any Award, and (iv) any other terms of an Award that are affected by the event. Adjustments to ISOs, to the extent practicable, shall be made in a manner consistent with the requirements of Section 424(a) of the Code and any adjustment affecting an Award intended as performance-based compensation shall be made consistent with the requirements of Section 162(m) of the Code.

In order to preserve, but not increase, the benefits to Participants under the 2010 Plan in the event of a change of control (as defined in the 2010 Plan), the Committee may, in its sole discretion, in individual Award

Agreements, provide terms and conditions it deems appropriate for the vesting of such Award and with respect to the assumption of such Award or the exchange for the Award with comparable securities under another incentive plan. In the event of a change of control, and whether or not the terms of an outstanding option agreement provide for the acceleration of vesting in the event of a change of control, or to the extent the option is vested and not yet exercised, the Committee may provide for the purchase or exchange of each option for an amount of cash or property with a value equal to the spread between (i) the value of the cash or property that the Participant would have received pursuant to the change of control transaction in exchange for the shares underlying the option had such option been exercised immediately prior to the change of control, and (ii) the exercise price of the option. In the event of a change of control, and whether or not the terms of an outstanding SAR provide for the acceleration of vesting in the event of a change of control, or to the extent the SAR is vested and not yet exercised, the Committee may provide for the purchase or exchange of each SAR for an amount of cash or property with a value equal to the value of the cash or property that the Participant would have received pursuant to the change of control transaction in exchange for the shares underlying the SAR had such SAR been exercised immediately prior to the change of control. The Committee shall be entitled to, in its sole discretion, to accelerate the vesting of any or all options and SARs, and/or the lapse of the restrictions on any or all restricted stock, even if the surviving entity in any change of control transaction has agreed to assume the options and SARs outstanding under the 2010 Plan, or issue substitute options or restricted stock or new equity incentives in exchange for the outstanding options, and any outstanding SARs and restricted stock. In any event, upon consummation of a change of control of the Company, any options or SARs that are neither assumed by the surviving entity, with the consent of the Company, nor exercised will terminate. The 2010 Plan provides for written notice to be given to the Plan Participants of the Company’s execution of a definitive agreement providing for the consummation of a change of control not less than 15 days prior to the anticipated effective date of the proposed change of control transaction; but any failure or delay in giving such notice will not affect the validity or constitute grounds for delaying consummation of the change of control.

Amendment and Termination

The Board may amend, alter or discontinue the 2010 Plan and, to the extent permitted by the 2010 Plan, the Board or the Committee may amend any Award Agreement, provided, however, that the Company must obtain shareholder approval of any amendment to the Plan requiring such approval by NASDAQ Listed Company Rules or that would (i) increase the maximum number of shares for which Awards may be granted under the 2010 Plan, (ii) reduce the price at which stock options may be granted below 100% of fair market value on the date of grant, (iii) reduce the option price of outstanding stock options, (iv) extend the term of the 2010 Plan, (v) change the class of persons eligible to be Participants, or (vi) increase the limits on ISOs that may be issued under the 2010 Plan and/or the number of shares that may be the subject of Awards granted under the 2010 Plan to any one Participant during any fiscal year period. However, no amendment or alteration shall be made to the 2010 Plan or any Award Agreement that would impair the rights of any Participant, without such Participant’s consent, under any Award granted under the 2010 Plan, except that no such consent will be required with respect to any amendment or alteration if the Committee determines, in its sole discretion, that such amendment or alteration either (a) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (b) is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminishment has been otherwise adequately compensated.

Determination of Participants to Receive Awards under the 2010 Plan

The Company believes that Awards granted under the 2010 Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. No determinations have been made as to the types or amounts of equity incentive Awards that will be granted in the future to specific individuals under the 2010 Plan, except that, in connection with the appointment of Steven K. Buster as the new President and Chief Executive Officer of the Company and the Bank, the Company agreed that

Mr. Buster would receive an award of options to purchase up to 400,000 shares of common stock at an exercise price equal to the closing price of the Company’s shares on the NASADAQ Global Market on the date of grant.

Accounting Treatment

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), “Share-Based Payment, upon the grant of options, SARs or restricted shares pursuant to the 2010 Plan, for financial reporting purposes we will incur compensation expense that will be recognized over the vesting period of the options, SARs or restricted shares. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs or restricted stock purchase rights are granted and the prices of our common stock in the future.

U.S. Tax Aspects

The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 2010 Plan.

The grant of an option gives rise to no tax consequences for the Participant or the Company. The exercise of an option has different tax consequences depending on whether the option is an ISO or a nonqualified option. Upon exercising an ISO, the Participant recognizes no income for regular income tax purposes, but the option spread is taken into account in computing liability for the alternative minimum tax imposed by Section 55 of the Tax Code. On exercising a nonqualified option, the Participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the shares acquired on exercise of the option over the exercise price.

The disposition of shares acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of shares acquired on exercise of an ISO before the Participant has held those shares for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “ISO holding periods”), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those shares over the exercise price. On a disposition of shares acquired on the exercise of a nonqualified option or on exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price and the Participant’s tax basis in the shares. That gain or loss will be long-term if the shares have been held for more than one year as of the date of disposition. The Participant’s tax basis in the shares generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

Section 409A of the Code provides that participants in certain “deferred compensation” arrangements will be subject to taxation upon vesting and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options and SARs may be considered “deferred compensation” for purposes of Section 409A unless certain requirements are met. The Company expects that options granted under the 2010 Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

The Company generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with the exercise of an option, subject to the limitations under Section 162(m) and Section 280G of the Tax Code, which are described below. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the Participant holds the shares for the ISO holding periods prior to disposing of the shares.

Section 162(m) of the Tax Code generally disallows a public company’s tax deduction for compensation in excess of $1.0 million paid in any taxable year to the Company’s chief executive officer and the next four highest compensated executive officers (a “covered employee”). Compensation that qualifies as “performance-based compensation,” however, is excluded from the $1.0 million deductibility cap. The Company intends that options and certain other Awards granted to covered employees under the 2010 Plan qualify as “performance-based compensation” so that deductions with respect to options and such other Awards will not be subject to the $1.0 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options or other Awards under the 2010 Plan will qualify as “performance based compensation” in which event the tax deductions available to the Company upon the exercise or vesting of equity incentive awards would be limited by the Section 162(m) cap.

Section 280G of the Tax Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of the Company, the acceleration of options or other Awards held by a Participant who is an officer, director, or highly-compensated individual with respect to the Company, together with any other compensation paid to the Participant that is contingent on the change in control of the Company, have a present value of at least three times the Participant’s average annual compensation from the Company over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the Participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, would not be deductible by the Company and would be subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2010 Plan, is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2010 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2010 Plan should consult a tax adviser as to the tax consequences of participation in the 2010 Plan.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

The Audit Committee of our Board of Directors has selected Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as our independent registered public accounting firm for our fiscal year ending December 31, 2013. Squar Milner audited our consolidated financial statements for the fiscal year ended December 31, 2012. A representative of Squar Milner is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from shareholders in attendance at the Meeting.

Proposal to Ratify Appointment of Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Squar Milner as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Although ratification by shareholders is not a prerequisite to the power and authority of the Audit Committee to appoint Squar Milner as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee deems such a change to be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 4)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, our named executive officer compensation, which is described above in this Proxy Statement.

We are asking our shareholders to approve an advisory resolution on the Company’s named executive officer compensation as reported in this Proxy Statement. As described in the “Compensation Paid to Named Executive Officers” section of this Proxy Statement, the Compensation Committee has structured our named executive officer compensation program to enable the Company to achieve the following objectives:

•	retain and attract key executives;

•	pay for performance;

•	align the interests of our executives with those of our shareholders; and

•	provide incentives for our named executive officers to remain in the employ of the Company over multi-year periods and to focus on the longer term performance of the Company.

We believe that our named executive officer compensation program has fostered this success by:

•	providing for multi-year vesting provisions for our equity awards; and

•	making the a substantial portion of the non-equity incentives granted to our named executive officers dependent on the Company’s financial performance.

We urge shareholders to carefully read the “Compensation Paid to Named Executive Officers” section of this Proxy Statement, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement that follow it. The Board and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement have been effective in achieving our compensation objectives.

Therefore, in accordance with SEC rules, and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the 2013 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the “Compensation Paid to Named Executive Officers” section of this Proxy Statement, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders.”

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when establishing executive compensation programs in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON OUR EXECUTIVE COMPENSATION PROGRAM

(Proposal No. 5)

Pursuant to the Dodd-Frank Act and applicable SEC rules, we are asking our shareholders to vote on whether future advisory votes on our named executive officers’ compensation programs should occur every year, every two years, or every three years.

After careful consideration, the Board of Directors and the Compensation Committee believe that submitting executive compensation to an advisory vote by our shareholders on an annual basis is appropriate for the Company and its shareholders at this time. We view the advisory vote on the compensation of our named executive officers as an additional (although not the only) opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs. Shareholders may vote for “one year,” “two years” or “three years,” or may abstain from voting, with respect to this proposal. Whichever of those time intervals receives a majority of the shares voted on this proposal will determine the frequency of shareholder advisory votes on our executive compensation programs in the future. If none of the time intervals is approved by a majority of the votes cast on this proposal, the time interval that receives the greatest number of votes will establish the frequency of future shareholder advisory votes on our executive compensation programs.

This vote is advisory and not binding on the Company, our Board of Directors or the Compensation Committee. The Board of Directors and Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on our named officers’ executive compensation. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may decide in the future to conduct advisory votes on a more or less frequent basis and may vary its practice in this regard based on factors such as discussions with our shareholders and the adoption of material changes to our compensation programs for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON

OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION EVERY “1 YEAR.”

SOLICITATION

We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We also may retain a proxy solicitation firm to serve as a proxy solicitor for us at a fee that we expect will not exceed $10,000, plus reimbursement of its out-of-pocket expenses. If retained, such firm may solicit proxies via personal interview, telephone, facsimile, email and mail. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS

Under Securities Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2014 Annual Meeting of Shareholders must provide the Company with a written copy of that proposal by no later than December 23, 2013, which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for 2013 Annual Meeting are being released. However, if the date of our Annual Meeting in 2014 changes by more than 30 days from the date of our 2013 Annual Meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2014 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

OTHER MATTERS

We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote by telephone, on the Internet or return your proxy card by mail.

By Order of the Board of Directors

Edward J. Carpenter
Chairman of the Board of Directors

April 24, 2013

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 12, 2013. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 WILL BE PROVIDED (WITHOUT EXHIBITS) TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PACIFIC MERCANTILE BANCORP, 949 SOUTH COAST DRIVE, THIRD FLOOR, COSTA MESA, CALIFORNIA 92626.

Appendix A

PACIFIC MERCANTILE BANCORP

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 13, 2010

APPROVED BY THE SHAREHOLDERS: MAY 25, 2010

AS AMENDED BY THE BOARD OF DIRECTORS: April 17, 2013

AMENDMENT SUBJECT TO APPROVAL BY THE SHAREHOLDERS

This 2010 Equity Incentive Plan (the “Plan”) is hereby established and adopted, as of the Effective Date set forth in Section 13.1 of this Plan, by Pacific Mercantile Bancorp, a California corporation (the “Company”).

1. PURPOSES OF THE PLAN

The purposes of the Plan are: (a) to further align the interests of Company employees and directors with those of the Company’s shareholders by providing incentive compensation opportunities tied to the performance of the Company’s Common Stock and by promoting increased ownership of the Company’s Common Stock by such individuals; and (b) to enhance the Company’s ability to motivate, attract, and retain the services of officers and other key employees, and directors, upon whose judgment, and special efforts the successful conduct of the Company’s business is largely dependent, by enabling the Company to grant to such individuals Awards consisting not only of stock options and restricted stock, but also stock appreciation rights.

2. DEFINITIONS

2.1 When used with reference to the Company, the term “Affiliate” shall mean:

(a) with respect to Incentive Stock Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Awards other than Incentive Stock Options, in addition to any entity described in paragraph (a) of this Section 2.1, any other corporation, limited liability company, partnership, joint venture or other entity, whether now existing or hereafter created or acquired, in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

2.2 “Award” means a Stock Option, Stock Appreciation Right (or SAR), or Restricted Stock granted to a Participant pursuant to the Plan. The terms “Stock Option”, “Stock Appreciation Right” (or “SAR”), and “Restricted Stock” shall have the respective meanings given to such terms in Section 5 of this Plan.

2.3 “Award Agreement” shall have the meaning set forth in Section 3.3(f) of this Plan. 2.4 “Board” means the Board of Directors of the Company.

2.5 For purposes of this Plan, a “Change of Control” shall mean and shall be deemed to have occurred on the happening of any of the events described in subsections (a) through (f) of this Section 2.5; provided, however, for purposes of any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the term Change of Control shall mean a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Treasury Regulation § 1.409A-3(i)(5):

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership”

(as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of voting securities of the Company by a corporation or other entity owned, directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(b) at any time during a period of twelve (12) months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof; or

(c) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction; or

(d) the sale or other disposition of all or substantially all of the assets of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

2.7 “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3. 2.8 “Common Stock” means the Company’s Common Stock, without par value.

2.9 “Company” means Pacific Mercantile Bancorp.

2.10 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.11 “Effective Date” means the effective date of this Plan as described in Section 13.1 of this Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of that Act.

2.13 “Fair Market Value” on any given date means the value of one Share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price per Share of Common Stock on the date of valuation on the Nasdaq Stock Market or the principal stock exchange (as the case may be) on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price per share of the Common Stock on the Nasdaq Stock Market or such principal stock exchange (as the case may be) on the next succeeding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be determined by the Committee through the application of such other valuation method permitted under Treasury Regulation § 1.409A-1(b)(5)(iv)(A).

(c) If neither paragraph (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith through the reasonable application of a reasonable valuation method in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv)(B), which determination shall be conclusive and binding on all interested and affected parties.

2.14 “Incentive Stock Option” or “ISO” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.15 “Option Agreement” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.16 “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Company. 2.17 “Nonqualified Stock Option” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.18 “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

2.19 “Performance Criteria” shall have the meaning set forth in Section 9.2 of this Plan. 2.20 “Plan” means this Pacific Mercantile Bancorp 2010 Equity Incentive Plan.

2.21 “Prior Plans” collectively means the (a) Pacific Mercantile Bancorp 1999 Stock Option Plan, (b) Pacific Mercantile Bancorp 2004 Stock Incentive Plan, and (c) Pacific Mercantile Bancorp 2008 Equity Incentive Plan.

2.22 “Qualified Performance-Based Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more performance goals that are based on or determined with reference to the Performance Criteria specified in Section 9.2 hereof.

2.23 “Restricted Stock” shall have the meaning set forth in Section 5.1(c) of this Plan.

2.24 “Restricted Stock Agreement” shall have the meaning set forth in Section 5.1(c) of this Plan 2.25 “SAR Agreement” shall have the meaning set forth in Section 5.1(b) of this Plan.

2.26 “Securities Act” means the Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of that Act.

2.27 “Share” shall mean a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

2.28 “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.1(b) of this Plan. 2.29 “Stock Option” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.30 “Subcommittee” shall have the meaning set forth in Section 3.2(a) of this Plan.

2.31 “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.32 “Termination Date” shall have the meaning set forth in Section 13.3 of this Plan.

2.33 “Time-Based Award” shall have the meaning set forth in Section 8.1(c)(i) of this Plan.

2.34 “Treasury Regulations” shall mean the regulations of the United States Treasury Department promulgated under the Code.

2.35 “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors of the Company (the “Board”). The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NASDAQ Stock Market, (iii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Delegation and Administration.

(a) The Committee shall have the right, from time to time, to delegate to one or more separate committees (any such committee a “Subcommittee”) composed of (a) one or more directors of the Company (who may, but need not be, members of the Committee) or (b) one or more officers of the Company, the authority to grant Awards and take the other actions described in Section 3.3 below, subject to (i) such limitations as the Committee shall determine, (ii) the requirement, in the case of a delegation of authority to a Subcommittee that includes one or more officers, that the resolution delegating such authority shall specify the total number of Shares for which Awards may be granted by such Subcommittee, and (iii) the limitation that in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any officers or other individuals who are subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code or who have been appointed to any such Subcommittee. Any action by any such Subcommittee in accordance with and within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and, in such event, references in this Plan to the Committee shall include any such Subcommittee. Additionally any actions that may be taken by a Subcommittee composed of one or more officers of the Company shall be subject to review and approval, disapproval or modification by the Committee.

(b) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify in the resolutions providing for such delegation. Any action by any such officer within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer, provided that the actions and interpretations of any such officer shall be subject to review and approval, disapproval or modification by the Committee.

3.3 Powers of the Committee. Subject to the express limitations of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan and to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, and to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(b) to determine which persons are eligible to be Participants in this Plan and the eligible Participants to whom Awards shall be granted hereunder and the time or times when any such Awards shall be granted to them;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price thereof and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service with the Company or an Affiliate, the satisfaction of performance goals or criteria, the occurrence of certain events, or other factors as may be determined by the Committee;

(d) to amend the terms of an Award in any manner that is not inconsistent with the Plan; provided, however, that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent;

(e) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Qualified Performance-Based Award or other Award granted under this Plan;

(f) to prescribe and amend the terms of the agreements or other documents evidencing Awards (“Award Agreements”) made under this Plan (which need not be identical and the terms and conditions of which may vary as determined by the Committee or any Subcommittee thereof);

(g) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 of this Plan; and

(h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.4 Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as a Participant under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate, (ii) any leave of absence approved by the Company or any Affiliate, and (iii) any change in the Participant’s status from an employee to a member of the Board, or vice versa.

3.5 Determinations of the Committee. All decisions, determinations, interpretations and actions by the Committee regarding this Plan shall be final, binding and conclusive on all Participants and any other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons eligible to become Participants, whether or not such persons or Participants are similarly situated. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6 Limitation on Liability. No member of the Committee or any Subcommittee shall be liable for any action or determination made in good faith by the Committee or such Subcommittee with respect to the Plan or any Award hereunder. No employee of the Company and no member of the Board or Committee or of any Subcommittee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. The Company shall, to the fullest extent permitted by law, indemnify each member of the Board, the Committee or any Subcommittee, and any employee of the Company, with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under or with respect to the Plan.

4. SHARES SUBJECT TO THE PLAN

4.1 Shares Subject to the Plan.

(a) Subject to adjustment, pursuant to Section 11.1 hereof, as to the number and kind of shares that may be issued under this Plan, the number of Shares authorized for issuance under this Plan is 1,200,000 Shares, plus (i) any Shares of Common Stock that, as of the Effective Date, were reserved for future issuance pursuant to Awards not yet granted under the Prior Plans (all of which shall, on the Effective Date, cease to be available for the grant of Awards under the Prior Plans), plus (ii) a number of Shares equal to the number of Shares of Common Stock which, as of the Effective Date, are subject to Awards granted under the Prior Plans that terminate, expire or lapse for any reason on or after the Effective Date (none of which Shares may thereafter become available for the grant of Awards under any of the Prior Plans). However, except if and to the extent adjusted pursuant to Section 11.1 hereof, assuming that all of the Awards granted under the Prior Plans prior to the Effective Date terminate, expire or lapse, the maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan shall total, but shall not exceed, 2,504,555 Shares, less the number of Shares, if any, that are issued after the Effective Date pursuant to Awards granted prior to the Effective Date under the Prior Plans, provided that no more than 2,504,555 Shares may be issued pursuant to ISOs. If and to the extent any provisions of any of the Prior Plans conflict with this Section 4.1(a), then the provisions of this Section 4.1(a) shall supersede the conflicting provisions of the Prior Plans.

(b) For purposes of the foregoing limits on the maximum aggregate number of Shares of Common Stock that may be awarded or granted under this Plan, in the event that (i) all or any portion of any Award granted or offered under this Plan can no longer under any circumstances be exercised or purchased, or (ii) any Shares which had been the subject of an Award Agreement under this Plan are reacquired or purchased by the Company, then, the Shares that were not exercised or purchased by a Participant or that were reacquired or purchased by the Company (as the case may be) shall again be available for grant or issuance of Awards under this Plan. Shares which are withheld in order to satisfy federal, state or local tax liability (to the extent permitted by the Committee) shall not count against the above limits and shall again become available for grant or issuance under the Plan. Additionally, only the number of Shares actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any Shares which were designated to be used for such purposes and that are not in fact so used shall again become available for grant or issuance under the Plan.

(c) Notwithstanding anything to the contrary contained in this Section 4.1, subject to Section 4.2 hereof, the maximum aggregate number of Shares of Common Stock authorized for issuance under this Plan that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be equal to the aggregate number of Shares described in Section 4.1(a), plus any Shares that become available for grant under this Plan pursuant to Section 4.1(b) above.

4.2 Individual Participant Limitations. The maximum number of Shares of Common Stock that may be the subject of Performance-Based Awards granted under this Plan, in the aggregate, to any one Participant during any fiscal year period shall be 400,000 Shares (which number shall be subject to adjustment as provided in Section 11 hereof). The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under this Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate now in existence or that may be adopted at any time hereafter.

5. PLAN AWARDS

5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights (or “SARs”), and Restricted Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Qualified Performance-Based Award (as hereinabove defined). An Award may consist of one of the following types of Awards or two or more different types of Awards in tandem or in the alternative.

(a) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to Award Agreement evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options pursuant to Section 422 of the Code (“Incentive Stock Options” or “ISOs”) and Stock Options that are not intended to qualify as ISOs (“Nonqualified Stock Options”), as it, in its sole discretion, shall determine.

(b) Stock Appreciation Rights. A stock appreciation right (“Stock Appreciation Right” or “SAR”) is a right to receive value, with respect to a specified number of Shares of Common Stock, equal to or otherwise based on the excess of (i) the market value of a Share of Common Stock at the time of exercise over (ii) the exercise price or “base price” of the right, subject to such terms and conditions as are expressed in the Award Agreement evidencing the Award (the “SAR Agreement”). That value may be paid to the Participant in cash or Shares of Common Stock as determined by the Committee and set forth in the SAR Agreement.

(c) Restricted Stock Awards. A “Restricted Stock” Award is an award of Shares of Common Stock under this Plan, the grant, issuance, retention and/or vesting of which is subject to one or more conditions, as are expressed in the Award Agreement governing the Restricted Stock Award (the “Restricted Stock Agreement”), which if not fully satisfied will entitle the Company to reacquire some or all of such Shares at such times and on such terms as are set forth in the Award Agreement.

5.2 Evidence of the Grant of an Award. The grant of an Award by the Committee under this Plan may be evidenced by a notice, document or other communication, in written or electronic form, as shall be approved by the Committee, subject to any requirements of law or of any rules or regulations (including accounting rules) applicable to the grant of Awards.

5.3 Suspension or Termination of Awards.

(a) General. The Committee may specify in any Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to the Award shall be subject to reduction, cancellation, forfeiture or recoupment, or that the vesting of any Award shall be subject to suspension or termination, upon the occurrence or non-occurrence of any event or events that are specified in such Award Agreement, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include, but shall not be limited to, termination of Service for cause or any act of misconduct (as such terms are defined in the Participant’s Award Agreement), or other conduct by the Participant that is deemed to be detrimental to the business or reputation of the Company.

(b) Termination for Cause. Without limiting the generality of Section 5.3(a) above, unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment or service relationship with the Company or any Affiliate shall be terminated for cause, as the same may be defined in the Award Agreement of a Participant (or by reference to a definition of cause that is included in any employment agreement between the Company or any of its subsidiaries and the Participant), the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurred. Any such determination shall be final, conclusive and binding upon the Participant; provided, however, that for any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, or an Outside Director, such determination shall be subject to the approval of the Board. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment or service relationship for cause (as defined in the Participant’s employment or service agreement with the Company or any Award Agreement of the Participant, as the case may be), the Company may suspend the Participant’s rights to exercise any Option or SAR, or receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 5.3.

5.4 Withholding. The Committee may and/or a Participant shall make arrangements acceptable to the Company for the satisfaction of any withholding tax obligations that arise under applicable federal, state, local or foreign law with respect to any Stock Option, SAR, or Restricted Stock Award or any sale of Shares acquired pursuant to any such Award. The Company shall not be required to issue any Shares or to recognize the disposition of any such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or a portion of the payment that would otherwise be paid to a Participant under such Award or by the Participant’s tender of Shares previously acquired by the Participant.

5.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 11.1 hereof, neither the Committee nor the Board shall cause or permit the cancellation, substitution or amendment of any Stock Option or SAR that would have the effect of reducing the exercise price of such Stock Option or base price of such SAR at which such Stock Option or SAR was granted under the Plan, or otherwise approve any modification to such Stock Option or SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ Stock Market or the principal exchange on which the Company’s Shares are listed for trading (if other than the NASDAQ Stock Market), unless and until such action is submitted to the shareholders for their prior approval and is approved by the affirmative vote of the holders of a majority of the Shares of the Company that are entitled to vote, and that are voted on, the proposal to approve such action.

6. STOCK OPTIONS

6.1 Grant, Terms and Conditions of Stock Options. The Committee may grant Stock Options at any time and from time to time prior to the Termination Date of this Plan, as set forth in Section 13 below, to employees and Outside Directors of the Company or any Affiliate selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options awarded under this Plan until those Shares have been issued by the Company. The terms and conditions governing and the respective rights and obligations of the Participant and the Company with respect to each Stock Option shall be evidenced only by a Stock Option Agreement (in written or electronic form) as may be approved by the Committee containing such terms and conditions, not in conflict with the express terms of this Plan, as are determined by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. Stock Options granted pursuant to this Plan need not be identical, but each must contain or be subject to the terms and conditions set forth hereinafter in this Section 6.

6.2 Exercise Price. The exercise price per Share of a Stock Option shall not be less than 100 percent of the Fair Market Value of a Share of Common Stock on the date of grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per Share that is higher than such Fair Market Value.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, and the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued service of the Participant with the Company or any of its Affiliates for a specified time period or periods, or on the attainment of specified performance goals relating to Performance Criteria or the satisfaction of any other conditions that may be established by the Committee in its discretion.

6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in each Stock Option Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall not exceed ten (10) years from its date of grant. Except as otherwise provided in this Section 6 or as may be provided otherwise by the Committee in the Stock Option Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then an employee or director of the Company or one of its Affiliates.

6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in any Stock Option Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by delivery of a written or transmission of an electronic notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding taxes. The exercise price of a Stock Option shall be paid in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the Stock Option Agreement, and may include, without limitation, delivery of already owned Shares that have been held by the Participant, valued at the Fair Market Value of such Shares on the date of exercise; withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option; by payment under a broker-assisted sale and remittance program acceptable to the Committee; if permitted by the Committee and applicable law, by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid thereby and containing such terms and conditions as shall be approved by the Committee; by a combination of the methods described above; or by such other lawful method or means as may be approved by the Committee.

6.6 Additional Rules for ISOs.

(a) Eligibility. An ISO may only be granted to a Participant who is considered an employee for purposes of Treasury Regulation § 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “Subsidiary” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares of Common Stock with respect to which ISOs under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option or stock incentive plans of the Company or any Affiliate, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

(c) Exercise Price and Term. If an ISO is granted to any 10% Stockholder, the exercise price may not be less than 110% of the Fair Market Value of a Share of Common Stock on the date of grant and the term of the ISO may not exceed 5 years.

(d) Termination of Employment. An Award of an ISO may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following (i) a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code, or (ii) the death of the Participant.

(e) Nontransferability. An ISO shall by its terms be nontransferable other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order in settlement of marital property rights; but, to retain its eligibility for ISO treatment, must be exercised during the lifetime of a Participant only by such Participant.

(f) Other Terms and Conditions. Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option Agreement for an ISO may provide that it shall be treated as a Nonqualified Stock Option to the extent that any of the requirements applicable to “incentive stock options” under the Code shall not be satisfied.

(g) Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two (2) years following the date of its grant or one (1) year following the issuance of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right (or SAR) may be granted to any employee or Outside Director selected by the Committee. SARs (i) may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event; and (ii) shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of any SAR at any time.

7.2 Freestanding Stock Appreciation Rights. An SAR may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in the SAR Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or an Affiliate for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion, or both. An SAR will be exercisable or payable at such time or times as determined by the Committee, provided that the term of an SAR shall not exceed ten (10) years from its date of grant. The exercise or “base” price of an SAR granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of a Share of Common Stock on the date of grant.

7.3 Tandem Stock Option/Stock Appreciation Rights. An SAR may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/SAR, to exercise either the Stock Option or SAR, resulting in the reduction of the corresponding number of Shares of Common Stock subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option hereunder (a) shall have a base price per share equal to the per share exercise price of the Stock Option, (b) will be vested and exercisable at the same time or times that the related Stock Option is vested and exercisable, and (c) will expire or terminate (as the case may be) no later than the time at which the related Stock Option expires or terminates.

7.4 Payment of Stock Appreciation Rights. An SAR will entitle the holder, upon exercise by the holder or other payment thereof by the Company, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share of Common Stock on the date of exercise or payment of the SAR over the base price of such SAR, by (ii) the number of Shares as to which such SAR is exercised by the holder or is paid by the Company. Subject to any applicable requirements of Section 409A of the Code, payment of such amount may be made, as approved by the Committee and set forth in the SAR Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, or in cash or in a combination of Shares and cash, subject to applicable tax withholding requirements.

8. RESTRICTED STOCK

8.1 Grant, Terms and Conditions of Restricted Stock. The Committee may grant Restricted Stock at any time and from time to time prior to the termination of the Plan to employees and Outside Directors selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement (as the case may be) evidencing such Award. The grant by the Committee of Restricted Stock shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Restricted Stock granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(a) Terms and Conditions. Each Restricted Stock Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) the purchase price (if any) of those Shares, and the methods by which payment of any purchase price may be paid, (iii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 8.1(c) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares subject to such Award as may be determined by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee, in each case not inconsistent with this Plan.

(b) Purchase Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock may be purchased by or awarded to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant or issuance, or that no price shall be payable for such Shares that have become vested.

(c) Vesting. Except as may otherwise be provided in Section 11.2 of the Plan:

(i) Vesting Based on Continuous Service. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in the Continuous Service of the Company or an Affiliate; provided, however, that no such Restricted Stock for which vesting is based solely on the period of the Participant’s Continuous Service (a “Time-Based Award”) shall become 100% vested sooner than (x) the completion of three (3) years of continuous service, measured from its grant date, in the case of such an Award to any officer or employee or (y) one (1) year of continuous service, measured from its grant date, in the case of such an Award to any Outside Director.

(ii) Performance-Based Vesting. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) on the achievement, in whole or in part, of performance goals with respect to specified Performance Criteria (as set forth in Section 9 hereof), in which event the minimum vesting period of such an Award shall be no less than one (1) year from its grant date.

(iii) Time and Performance Based Awards. If a Performance-Based Award also provides that, notwithstanding a failure to achieve in full any of the specified performance goals, the Award may still become fully vested on the basis of the duration of the Participant’s Continuous Service, then, the Award may provide for a vesting period of not less than one (1) year if and to the extent the specified performance goal or goals are achieved, but also shall provide that the applicable vesting period based on the duration of Continuous Service shall not be less than three (3) years in the case of an officer or employee or one (1) year in the case of an Outside Director.

(iv) Effect of Termination of Continuous Service or Failure to Achieve Performance Goals. A Restricted Stock Award shall provide, in the case of a Time-Based Award, that if the Participant’s Continuous Service terminates prior to the time that the Restricted Stock Award has become fully vested, or, in the case of a Performance-Based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then, the Shares of Common Stock subject to that Award that fail to vest as a result thereof may, at the Company’s election, be repurchased, in whole or in part, by the Company at a repurchase price set forth in the applicable Award Agreement, but not less than the purchase price paid by the Participant, provided, however, that if the Participant was not required to pay any purchase price for the Shares of Common Stock subject to the Restricted Stock Award, then, the Award Agreement may provide that, upon a failure of the vesting requirement or requirements to be satisfied, the unvested Shares of Restricted Stock shall be cancelled or transferred to the Company, without the payment by the Company of any purchase price therefor.

(d) Restrictions on Transferability. Shares granted under any Restricted Stock Award shall be subject to transfer restrictions that prohibit the sale or other transfer, the assignment, pledge or encumbrance of any of the Shares until all applicable restrictions are removed or have expired and any applicable conditions have been satisfied as provided in the Award Agreement, unless otherwise allowed by the Committee. The Committee may provide, in any Award Agreement for the grant of any Restricted Stock, that the certificates representing the Shares awarded thereby (i) bear a legend making appropriate reference to the transfer restrictions imposed on the Shares, and/or (ii) shall remain in the physical custody of the Company or an escrow holder approved by the Committee until all restrictions are removed or have expired or the Shares subject to Restricted Stock Award have become vested.

(e) For purposes of this Plan, “Continuous Service” means (i) employment of a Participant by either the Company or any Affiliate thereof which is uninterrupted except for vacations, illness (other than permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any such Affiliate (as applicable), or (ii) service as a member of the Board of Directors of the Company or any Subsidiary until the Participant resigns, is removed from office, or his or her term of office expires and he or she is not reelected to the Board. Notwithstanding the foregoing, if the Participant’s position with the Company or any Affiliate terminates or ceases, but the Participant holds, or obtains within the succeeding fifteen (15) days, another position with the Company or any Affiliate, either as an employee or director thereof, the Participant’s Continuous Service shall not be deemed to have terminated or ceased and any Award granted to such Participant shall not be affected by, and the related Award Agreement shall remain in full force and effect notwithstanding, such change in position.

9. QUALIFIED PERFORMANCE-BASED AWARDS

9.1 The Committee may designate Awards that are granted under this Plan as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant a Qualified Performance-Based Award to a Participant, the provisions of this Section 9 shall control over any contrary provision contained in this Plan and the Award Agreement shall contain such terms, provisions, conditions and restrictions as may be necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m) of the Code; provided, however, nothing herein shall preclude the Committee, in its discretion, from granting Awards under this Plan that are based on Performance Criteria or performance goals that do not satisfy the requirements of this Section 9.

9.2 Performance Criteria.

(a) For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company or any Affiliate as a whole or to any business unit of the Company or any Affiliate, either individually, alternatively or in any combination, or to any Participant, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) interest income or interest income growth, (ii) net interest income or net interest income growth, (iii) net interest margin or net interest margin improvements, (iv) non-interest income or non-interest income growth, (v) reductions in non-interest expense or improvement in the Company’s efficiency ratio, (vi) reductions in non-accrual loans or other problem assets, (vii) earnings before income taxes, (viii) net income, (ix) per share earnings, (x) increases in core deposits, either in absolute dollars or as a percentage of total deposits, or both, (xi) return on average equity, (xii) total shareholder return, (xiii) share price performance, (xiii) return on average assets or on specified categories of assets, (xiv) comparisons of selected Company performance metrics, including any of the metrics set forth in the preceding clauses, to the comparable metrics of a selected peer group of banking institutions or a stock index, (xv) customer satisfaction, or (xvi) individualized business or performance objectives established for the Participant, or (xvii) any combination of the foregoing. The Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries or affiliates, or any business unit thereof, either individually, alternatively or in any combination.

(b) The Committee may appropriately adjust any evaluation of performance under any Performance Criteria to exclude any of the following events that may occur during a performance period: (i) asset write- downs, (ii) litigation or judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (as amended) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. Notwithstanding satisfaction or any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Shares of Restricted Stock or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

10. OTHER PROVISIONS APPLICABLE TO AWARDS

10.1 Transferability.

(a) No Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Notwithstanding the foregoing, the Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, however, an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code and in no event shall any Permitted Transferee of any Participant be entitled to transfer the Award in whole or in part. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.1 shall be void and unenforceable against the Company.

(b) Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

10.2 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares. However, no dividends or dividend equivalent amounts shall be paid to any Participant with respect to Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for any dividends or dividend equivalent amounts.

10.3 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s), may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to the effectiveness of any such agreement or document that it shall be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

10.4 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares of Common Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

10.5 Affiliate Awards. In the case of a grant of an Award to any Participant who is an employee of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company’s issuance of any Shares subject to such Award to the Affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Affiliate will transfer those Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Affiliate and shall be deemed granted on such date as the Committee shall determine.

10.6 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation and that is subject to Section 409A of the Code shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Committee. The Award Agreement with respect to any such Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with any Award, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11. CHANGES IN CAPITAL STRUCTURE AND CHANGES OF CONTROL

11.1 Adjustments For Changes in Capital Structure. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, if there shall occur any change with respect to the outstanding Shares of the Company’s Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a Change of Control, or any other change affecting the Common Stock, the Committee shall cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of Shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code and any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2 Change of Control Transactions. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, in the event of a Change of Control of the Company:

(a) The Committee shall have the discretion to provide, in any or all Award Agreements, such terms and conditions as it deems appropriate with respect to (i) the vesting of such Award in the event of a Change of Control, and (ii) the assumption of such Award or the exchange therefor of comparable securities under another incentive program in the event of a Change of Control. In addition, the aforementioned terms and conditions may vary from Award Agreement to Award Agreement as the Committee deems appropriate.

(b) Whether or not the terms of an outstanding Option Agreement provide for acceleration of vesting in the event of a Change of Control, or to the extent that an Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change of Control transaction, for the purchase or exchange of any or each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change of Control transaction in exchange for the Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change of Control, and (y) the Exercise Price of the Option.

(c) Whether or not the terms of an outstanding SAR provide for acceleration of vesting in the event of a Change in Control, or to the extent that an SAR is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each SAR for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the SAR had the SAR been exercised immediately prior to the Change in Control.

(d) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 11.2, the Committee shall have the power and authority, in its sole discretion, to accelerate the vesting of any or all of the Options and SARs and/or the lapse of the restrictions on any or all of the Restricted Stock, even if the surviving entity in a Change of Control transaction agrees to assume the Options and SARs outstanding under this Plan, or issue Substitute Options or Restricted Stock or new equity incentives for the then outstanding Options, SARs or Restricted Stock. Additionally, the terms and conditions relating to the vesting of Options and SARs and the lapse of restrictions on Restricted Stock in the event of the consummation of a Change of Control may vary from Award Agreement to Award Agreement, as the Committee, in its discretion, deems appropriate.

(e) All outstanding Options and SARs shall terminate and cease to be exercisable upon the consummation of a Change of Control, except to the extent that, with the consent of the Company, the Options or SARs are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change of Control transaction.

(f) If the Company enters into a definitive agreement that provides for the consummation of a Change of Control, the Committee shall cause written notice of such proposed Change of Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change of Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change of Control transaction.

(g) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 11.2 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 11.2 above, an acceleration of the vesting of any Options or SARS or the lapse of restrictions on any Restricted Stock occurs or is deemed to have occurred immediately prior to the consummation of a Change of Control, but the Change of Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for the Options and SARs and the schedule or conditions for lapse of restrictions on Restricted Stock, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change of Control Transaction had ever been entered into by the Company.

11.3 Company or Stockholder Actions Affecting the Capital Structure of the Company. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or as may be provided by the Committee, (i) the issuance by the Company of Shares, or any class of securities convertible into Shares, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, (ii) the payment of a dividend in cash or property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of Common Stock that are subject to Stock Options or other Awards theretofore granted under this Plan or the purchase price per Share of such Common Stock, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

12. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the Shares of Common Stock available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, then, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

13. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF THE PLAN

13.1 Effective Date. This Plan was approved by the Board of Directors on April 13, 2010 and shall become effective immediately following approval of the Plan by the affirmative vote of the holders of a majority of the shares of stock that are entitled to vote and are voted on the proposal to approve this Plan. Such approval by the shareholders was obtained and, accordingly, the Plan became effective on May 25, 2010.

13.2 Amendments. The Board may amend, alter or discontinue the Plan and, to the extent permitted by this Plan, the Board or the Committee may amend any Award Agreement or other document evidencing an Award made under this Plan, provided, however, that the Company shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 6.2;

(c) Reduce the exercise price of any outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 4.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided, however, that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

13.3 Termination Date. This Plan shall remain available for the grant of Awards until April 10, 2020, which is ten (10) years following the date the Plan was approved by the Board of Directors, or such earlier date as the Board of Directors may determine (the “Termination Date”). The termination of the Committee’s authority to grant Awards under the Plan will not affect the continued operation of the terms of the Plan or the Company’s or Participants’ rights and obligations with respect to Awards granted on or prior to such Termination Date, which Awards shall continue in effect beyond the Termination Date in accordance with their terms and the terms and provisions of this Plan.

14. GENERAL PROVISIONS

14.1 Employment or Service. This Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Participant or to be consideration for, or an inducement to, or a condition of, the employment or engagement of any Participant by the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate the Participant’s employment or other service relationship with the Company or any Affiliate for any reason or no reason.

14.2 Securities Laws. No Shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and only for the account of such Participant and without any current intention to sell or distribute such Shares.

14.3 Unfunded Plan. The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement nor shall the Company or the Committee be deemed to be a trustee of Shares or cash to be awarded under the Plan. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation and, except upon the issuance of Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s Permitted Transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, in order to discharge its obligations under the Plan the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise.

14.4 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other Share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of Share or equity incentive or other compensation or benefit program for employees or directors of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award hereunder shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided to the contrary elsewhere in this Plan or by the terms of any other such plan.

14.5 Liability of the Company. The Company shall not be liable to any Participant or any other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any such Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or any other person due to the receipt, exercise or settlement of any Stock Option or other Award granted under this Plan.

14.6 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and each Participant, each Participant’s executors, administrators and Permitted Transferees and beneficiaries.

14.7 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.8 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes eligible, in accordance with the terms of this Plan, to receive Awards hereunder by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

14.9 Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

14.10 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.11 Headings and References to this Plan. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of the provisions of this Plan. Unless the context indicates otherwise, the terms “herein”, “hereof”, “hereinafter”, “hereto” and “hereunder” and similar terms shall refer to this Plan as a whole and not to the specific Section, paragraph or clause where such term may appear.

14.12 No Other Understandings. This Plan supersedes any prior understandings or agreements (written or oral) that may be asserted to exist between the Company or any of its Affiliates, on the one hand, and any other person, including any person that may be eligible to be or become a Participant under this Plan, on the other hand, relating in any way to the Plan or the grant of any Awards pursuant to the Plan.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Pacific Time, on May 22, 2013.
Vote by Internet • Log on to the Internet and go to www.envisionreports.com/PMBC • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
ANNUAL MEETING PROXY CARD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals

The Board of Directors recommends a vote “FOR” all of the nominees listed below, “FOR” Proposals 2, 3 and 4 and for “1 YEAR” on Proposal 5

1. To elect the following thirteen nominees to serve as the Company’s directors until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualify.	01 - George L. Argyros	02 - Steven K. Buster	03 - Edward J. Carpenter
	04 - John W. Clark	05 - Raymond E. Dellerba	06 - Warren T. Finley
	07 - John D. Flemming	08 - Michael P. Hoopis	09 - Andrew M. Phillips
	10 - Daniel A. Strauss	11 - John Thomas M.D.	12 - Gary M. Williams
13 - Stephen P. Yost

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT — To withhold authority for any nominees(s), write the names of such nominee(s) below:

		For	Against	Abstain

2.  To approve amendments to increase, by 800,000, the number of shares that may be issued under our 2010 Equity Incentive Plan and the number of shares for which performance-based equity grants may be made in any year to any participant under the Plan.

		☐	☐	☐

3. To ratify the appointment of Independent Registered Public Accountants for fiscal 2013		☐	☐	☐

4. To approve, by a non-binding advisory vote, the compensation of our named executive officers, as described in the Proxy Statement.		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. To recommend, by a non-binding advisory vote, the frequency of advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

IN THEIR DISCRETION, ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

B. Non-Voting Items

Change of Address —— Please print new address below.

Meeting Attendance
Mark Box to the right if you plan to attend the Annual Meeting	☐

C.	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears on this Proxy. Executors, administrators, guardians, officers of corporations and others signing in fiduciary capacities should state their titles as such.

Date (mm/dd/yyyy) — Please print date here.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PACIFIC MERCANTILE BANCORP

ANNUAL MEETING OF SHAREHOLDERS — May 22, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all previously granted proxies of the undersigned with respect to the shares of stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote (“voting stock”); and the undersigned does hereby appoint Edward J. Carpenter, Warren Finley and Nancy A. Gray, and each of them individually, with full power of substitution, as the attorneys and proxies of the undersigned, to represent the undersigned and to vote as indicated below all the shares of voting stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held at the Fairmont Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on Wednesday, May 22, 2013, at 2:00 P.M. Pacific Time, and at any and all adjournments or postponements of the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER BELOW. IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF ALL OF THE NOMINEES NAMED ON THIS PROXY, “FOR” APPROVAL OF THE AMENDMENTS TO OUR 2010 EQUITY INCENTIVE PLAN DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, AND FOR HOLDING FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICER COMPENSATION EVERY “1 YEAR.” THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS THAT MAY PROPERLY BE PRESENTED FOR A VOTE OF THE SHAREHOLDERS AT THE ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL, NONE OF WHICH WILL PREVENT YOU FROM CHANGING YOUR VOTE OR REVOKING YOUR PROXY OR ATTENDING THE MEETING AND VOTING IN PERSON.

IMPORTANT — PLEASE SIGN AND DATE THIS PROXY WHERE INDICATED BELOW AND RETURN PROMPTLY